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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SP PLUS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
2014

SP PLUS CORPORATION

SP PLUS CORPORATION
200 E Randolph Street, Suite 7700
Chicago Illinois 60601-7702
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 22, 2014
Time:	2:30 p.m., local time
Place:	Radisson Blu Aqua Hotel, 221 N. Columbus Drive, Chicago, Illinois 60601
Proposals:	1.	To elect eight directors, with the following being the Board's nominees:
Charles L. Biggs
Karen M. Garrison
Paul Halpern
Robert S. Roath
Jonathan P. Ward
Myron C. Warshauer
James A. Wilhelm
Gordon H. Woodward
	2.	To consider an advisory vote on compensation of our named executive officers; and
	3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014.
Record Date:	March 3, 2014
Voting Methods:	Telephone
Internet
Written ballot—Complete and return proxy card in the mail
In person—Attend and vote at the meeting

        Stockholders will also transact any other business properly brought before the meeting. At this time, our Board of directors knows of no other proposals or matters to be presented.

        The Board of Directors recommends a vote FOR items 1, 2 and 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the meeting.

        Only stockholders of record at the close of business on March 3, 2014 will be entitled to notice of, and to vote at, any meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at our headquarters for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

On behalf of the Board of Directors:

Robert N. Sacks,
Executive Vice President, General Counsel and Secretary
Chicago, April 3, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholders
Meeting to be Held on April 22, 2014

        The Proxy Statement and annual report to stockholders are available at http://www.cstproxy.com/spplus/2014.

YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by signing, dating and returning the enclosed proxy card.

SP PLUS CORPORATION
200 E Randolph Street, Suite 7700
Chicago Illinois 60601-7702

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        Effective December 2, 2013, Standard Parking Corporation changed its name to SP Plus Corporation. The name change was effected through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL") by merging a newly formed wholly owned subsidiary of the Company into the Company, with the Company remaining as the surviving corporation in the merger. Under the DGCL, the merger did not require stockholder approval and had the sole effect of amending our certificate of incorporation to reflect our new legal name.

        On October 2, 2012, we completed our acquisition (the "Central Merger") of Central Parking Corporation ("Central") for 6,161,332 shares of our common stock and the assumption of $217.7 million of Central's debt net of cash acquired. Additionally, Central's former stockholders will be entitled to receive $27.0 million to be paid three years after closing, to the extent the $27.0 million is not used to satisfy seller indemnity obligations pursuant to the Agreement and Plan of Merger dated February 12, 2012.

        We are one of the leading providers of parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients in the United States, Puerto Rico and Canada. Our services include a comprehensive set of on-site parking management and ground transportation services, which consist of training, scheduling and supervising all service personnel as well as providing customer service, marketing, maintenance and accounting and revenue control functions necessary to facilitate the operation of our clients' parking facilities. We also provide a range of ancillary services such as airport shuttle operations, taxi and livery dispatch services and municipal meter revenue collection and enforcement services. We strive to be the #1 or #2 provider in each of the core markets in which we operate. As a given geographic market achieves a threshold operational size, we typically will establish a local office in order to promote increased operating efficiency. We rely on both organic growth and acquisitions to increase our client base and leverage our fixed corporate and administrative costs within each major metropolitan area. Our clients choose to outsource with us in order to attract, service and retain customers, gain access to the breadth and depth of our service and process expertise, leverage our significant technology capabilities and enhance their parking facility revenue, profitability and cash flow. As of December 31, 2013, we managed approximately 4,200 parking facility locations containing approximately 2.1 million parking spaces in approximately 420 cities, operated 30 parking-related service centers serving 75 airports, operated a fleet of approximately 730 shuttle buses carrying approximately 37 million passengers per year, operated 136 valet locations and employed a professional staff of approximately 24,000 people.

        A copy of our Annual Report to Stockholders, which includes our Form 10-K for the year ended December 31, 2013, accompanies this Proxy Statement and will be posted on the Internet with this Proxy Statement.

        Our main website address is www.spplus.com. We make available free of charge on the Investor Relations section of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission (the "SEC"). We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of that Act, as well as our Senior Executive Officer Stock Ownership Guidelines, Governance Guidelines for the Board of Directors, Code of Business Conduct, Code of Ethics for Certain Executives, Related-Party Transaction Approval Policy, Whistleblower Policy and the charters of each of the Board's committees. We do not intend for information made available through our website to be part of this Proxy Statement.

        You also may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that web site is www.sec.gov.

        We use the terms "SP Plus," "our company," "we," "our" and "us" in this Proxy Statement to refer to SP Plus Corporation and its consolidated subsidiaries, including Central, unless the context otherwise requires.

Why am I receiving these materials?

        Our board of directors (the "Board") is soliciting your proxy for use at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 22, 2014. Under rules adopted by the SEC, we are now furnishing proxy materials on the Internet at http://www.cstproxy.com/spplus/2014 in addition to mailing paper copies of the materials. These proxy materials are first being mailed and made available via the Internet on or about April 3, 2014, to holders of our common stock, par value $0.001 per share, of record at the close of business on March 3, 2014 (the "Record Date").

When is the annual meeting?

        We will hold the Annual Meeting on April 22, 2014 at 2:30 p.m., local time, subject to any adjournments or postponements.

Where will the Annual Meeting be held?

        The Annual Meeting will be held at Radisson Blu Aqua Hotel, 221 N. Columbus Drive, Chicago, Illinois 60601.

What is included in these materials?

        These materials include:

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  This Proxy Statement for the Annual Meeting;

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  A copy of our Annual Report to Stockholders, which includes our Form 10-K for the year ended December 31, 2013, as filed with the Securities Exchange Commission (the "SEC") on March 13, 2014 (the "Annual Report"); and

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  A proxy card and vote instruction form for the Annual Meeting.

        Stockholders may obtain a copy of the exhibits to our Form 10-K by making a written request to our Investor Relations Team at SP Plus Corporation, Investor Relations, 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702, or by email at investor_relations@spplus.com.

Where can I find the 2013 audited financial statements for SP Plus?

        The financial statements for our year ended December 31, 2013 are included in our Annual Report, which is available at www.cstproxy.com/spplus/2014 together with this Proxy Statement. You may also access these materials through our main website at www.spplus.com.

 What items will be voted on at the Annual Meeting?

        Stockholders will vote on three items at the Annual Meeting:

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  The election to our Board of the eight nominees named in this Proxy Statement (Proposal No. 1);

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  A non-binding advisory resolution to approve executive compensation (Proposal No. 2); and

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  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Proposal No. 3).

What are the Board's voting recommendations?

        The Board recommends that you vote your shares:

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  "FOR" each of the nominees to the Board (Proposal No. 1);

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  "FOR" the approval of the non-binding advisory resolution approving our executive compensation (Proposal No. 2); and

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  "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Proposal No. 3).

Where are our principal executive offices located and what is our main telephone number?

        Our headquarters is located at 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702. Our telephone number in Chicago is 312-274-2000. You may contact our Investor Relations Team at this address or by email at investor_relations@spplus.com.

What is our company's fiscal year?

        Our fiscal year is the calendar year beginning on January 1 and ending on December 31.

Who may vote at the Annual Meeting?

        Each share of our common stock has one vote on each matter. Only stockholders of record as of the close of business on March 3, 2014 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 21,977,311 shares of our common stock outstanding, held by 2,772 holders of record.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares of our common stock.

        Beneficial Owners.    If shares of our common stock are held by a broker, bank or other institution, serving as nominee, on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in "street name"). If you are a beneficial owner but not a stockholder of record, your broker or other nominee that is considered the stockholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares using the voting methods which the broker or other nominee offers as options.

 If I am a stockholder of record of the Company's shares, how do I vote?

        Our stockholders may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

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  By Telephone—by calling the toll free telephone number (866) 894-0537;

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  By Internet—by visiting www.cstproxyvote.com and following the on-screen instructions; or

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  By Mail—by marking, signing and dating your proxy card and returning it to us in the envelope provided.

        In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive the mailed proxy card prior to the start of the Annual Meeting. Additionally, telephone and Internet voting for stockholders will close at 7:00 p.m., Eastern Time, on April 21, 2014.

        If you vote by proxy, the proxy will instruct the persons named in the proxy to vote your shares of our common stock at the Annual Meeting as you direct in the proxy. However, if you submit a proxy that does not indicate how you wish to vote with respect to the proposals, your shares will be voted as our Board recommends with respect to those proposals and in the proxy's discretion with respect to any other matter that may properly be considered at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

        A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

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  Are entitled to vote and you are present at the Annual Meeting; or

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  Have properly voted on the Internet, by telephone or by submitting a proxy card form by mail.

        If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

        All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

What happens if I do not give specific voting instructions?

        Stockholders of Record.    If you are a stockholder of record and you:

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  Indicated when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

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  Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Robert N. Sacks and Jerome L. Pate, and each of them, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Which ballot measures are considered "routine" or "non-routine"?

        The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

        The election of directors (Proposal No. 1) and the non-binding advisory resolution approving our executive compensation (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1 and No. 2.

What is the voting requirement to approve each of the proposals?

        With respect to the election of directors (Proposal No. 1), our bylaws currently provide for a plurality voting standard. Accordingly, under the plurality voting standard, the eight nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to approve, by non-binding vote, executive compensation (Proposal No. 2). Although the advisory vote on Proposal No. 2 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of stockholder engagement, will take it into account in making a determination concerning executive compensation.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to ratify the accounting firm (Proposal No. 3).

How are broker non-votes and abstentions treated?

        Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with each proposal.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our General Counsel at 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702, a written notice of revocation prior to the Annual Meeting.

As a stockholder do I have dissenters' or appraisal rights if I object to any of the proposals?

        No. Our existing stockholders do not have rights of appraisal or similar rights of dissenters with respect to any of the proposals.

 Who will serve as the inspector of election?

        Continental Stock Transfer & Trust Company, our transfer agent, has agreed to send a representative to act as our Inspector of Election at the Annual Meeting and to assist us in tabulating the votes.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parities, except:

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  As necessary to meet applicable legal requirements;

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  To allow for the tabulation and certification of votes; and

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  To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

        We are paying the costs of the solicitation of proxies. We have engaged Morrow & Co., LLC to assist in the solicitation of proxies for the Annual Meeting and will pay Morrow & Co., LLC an estimated fee of $6,000, plus reimbursement of out-of-pocket expenses. The address of Morrow & Co., LLC is 470 West Avenue, Stamford, CT 06902.

        We must also pay brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares held in street name certain fees associated with:

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  Forwarding the Notice to beneficial owners;

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  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

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  Obtaining beneficial owners' voting instructions.

        In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without any additional compensation, may solicit proxies on our behalf.

How can I attend the Annual Meeting?

        Only stockholders as of the Record Date are entitled to attend the Annual Meeting. Admission will be on a first-come, first-served basis. You must present valid identification containing a photograph, such as a driver's license or passport. If you are the stockholder of record, your name will be verified against a list of stockholders of record on the record date prior to being admitted to the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of stockholders?

        Requirements for Stockholder Proposals to Be Considered for Inclusion in our Proxy Materials.    Stockholder proposals to be considered for inclusion in this Proxy Statement and form of proxy relating to the 2015 annual meeting of stockholders must be received no later than December 4, 2014. In addition, all proposals will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act), which lists requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's General Counsel by mail at 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702.

        Requirements for Stockholder Proposals to Be Brought Before the 2015 Annual Meeting of Stockholders and Director Nominations.    Notice of any proposal that a stockholder intends to present at the 2015 annual meeting of stockholders, but does not intend to have included in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders, as well as any director nominations, must be delivered to the Company's General Counsel by mail at 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702, not earlier than the close of business on November 23, 2014 and not later than the close of business on December 23, 2014. In addition, the notice must set forth the information required by the Company's bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2015 annual meeting of stockholders.

 PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The first proposal scheduled to be voted on at the Annual Meeting is the election of eight directors. Our Board currently consists of eight members who are elected annually. On March 12, 2014, the Board set the number of directors to be elected at our 2014 Annual Meeting at eight. The Nominating & Corporate Governance Committee of our Board has recommended, and our Board has nominated, Charles L. Biggs, Karen M. Garrison, Paul Halpern, Robert S. Roath, Jonathan P. Ward, Myron C. Warshauer, James A. Wilhelm and Gordon H. Woodward to serve as our directors. Each of these nominees is currently serving as a member of our Board. If elected, all nominees will serve a one-year term until our next annual meeting. You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
THE BOARD'S EIGHT NOMINEES.

        If any nominee is unwilling or unable to serve as a director, then the Board will propose another person in place of that original nominee, and the individuals designated as your proxies will vote to appoint that proposed person, unless the Board decides to reduce the number of directors constituting the full Board. It is currently anticipated that all of the nominees will be willing and able to serve as directors.

BOARD MATTERS

Nominees for Director

        On March 12, 2014, the Board fixed the number of directors to be elected at our 2014 Annual Meeting at eight.

        In evaluating these director nominees, the Nominating & Corporate Governance Committee has assessed the contribution that the nominee's skills and expertise will make with respect to guiding and overseeing our strategy and operations. Each of these nominees has a deep understanding of our business and the time, good judgment and integrity to effectively carry out their responsibilities as a director. In addition, each nominee brings decades of leadership experience and an understanding of finance to our company.

        The biographies of our eight director nominees as of March 1, 2014 are set forth below.

Charles L. Biggs Age: 73 Board Committees: Audit (Chair), Executive, Nominating & Corporate Governance	Mr. Biggs has served as a director since June 2004. Mr. Biggs was a consultant for Deloitte Consulting, a professional services firm that provides assurance and advisory, tax and management consulting services, from 1968 until his retirement in November 2002. At Deloitte, he held various management positions, including National Director of Strategy Services for Deloitte's strategy arm and chairman of Deloitte/Holt Value Associates. He has served as a director of CenturyLink, Inc. from April 2011 to May 2012 and was a member of their audit committee and chaired their finance committee. Mr. Biggs served as a director of Quest Communications International Inc. from April 2004 to April 2011. Mr. Biggs also serves on the boards of the Sherman Fairchild Foundation, the Eisenhower Medical Center, and the McCallum Theatre. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Biggs' experience with finance and technology consulting is a particularly important attribute for a director of our company. Mr. Biggs earned his B.S. degree in Industrial Management from Kent State University.
Karen M. Garrison Age: 65 Board Committees: Audit, Compensation, Executive, Nominating & Corporate Governance (Chair)
Ms. Garrison has served as a director since June 2004. She was president of Pitney Bowes Business Services from 1999 to 2004. In her 27 years with Pitney Bowes and its subsidiary, the Dictaphone Corporation, Ms. Garrison held a series of positions with increasing responsibilities, including vice president of operations, and vice president of finance and chief financial officer. She is also a director and member of the corporate governance committee and chairperson of the finance committee of The Kaman Corporation. She is a director of Tenet Healthcare Corporation and is a member of Tenet's audit and executive committees and chair of its nominating and corporate governance committee. Ms. Garrison is also chair of the board of advisors of the Unger Enterprises, Inc. and a member of its finance committee. In addition to the qualifications described in the introductory paragraph, our Board believes that Ms. Garrison's experience in the service industry is a particularly important attribute for a director of our company. She received her B.S. degree in Accounting from Rollins College and her M.B.A. degree from the Florida Institute of Technology.

Paul Halpern Age: 52 Board Committee: Audit	Mr. Halpern became a director in October 2012 in connection with the Central Merger. He served as a director of Central and its parent company from May 2007 through September 2012. He is currently the Chief Investment Officer of Versa Capital Management, LLC, a private investment firm based in Philadelphia and an affiliate of certain of company stockholders. Mr. Halpern has served Versa Capital Management, LLC and its predecessors in various capacities since 1995, including as a member of Versa Capital Management, LLC's investment and management committees. Prior to joining Versa Capital Management LLC, Mr. Halpern was the Executive Vice President, General Counsel and Secretary of Consolidated Vision Group. Mr. Halpern is a director of various privately held companies. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Halpern's legal expertise and experience as a director of a large parking management company are particularly important attributes for a director of our company. Mr. Halpern earned his B.A. from Reed College, and his J.D. from Stanford Law School.
Robert S. Roath Age: 71 Board Committees: Compensation (Chair), Executive (Chair), Nominating & Corporate Governance
Mr. Roath has served as a director since June 2004, the chair of our compensation committee since April 2010 and as chairman of the board since October 2009. He has been chairman of the advisory board to L.E.K. Consulting, a stockholder-value consulting firm, from May 1997 to October 2013. Mr. Roath retired as chief financial officer of RJR Nabisco, Inc. in April 1997 where he worked from September 1990. He has been a director of the InterDigital, Inc. since May 1997 and is chairman of the finance and investment committee and a member of the executive committee. Previously, Mr. Roath was employed by Colgate-Palmolive, General Foods, GAF Corporation and Price Waterhouse & Co. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Roath's experience in strategy and finance is a particularly important attribute for a director of our company. He received his B.S. degree in Accounting and Economics from the University of Maryland in 1966 and completed the Amos Tuck Executive Development program in 1980.

Jonathan P. Ward Age: 59 Board Committee: Compensation	Mr. Ward became a director in October 2012 in connection with the Central Merger. He served as a director of Central and its parent company from July 2009 through September 2012. He has served as an Operating Partner of Kohlberg & Co., LLC, a private investment firm, since July 2009. From November 2006 to June 2009, Mr. Ward served as a managing director and chairman of the Chicago office of Lazard Frères & Co. Previously, Mr. Ward served as the president, chief executive officer and chairman of The ServiceMaster Company from 2001 to 2006. From 1997 to January 2001, Mr. Ward was president and chief operating officer of R.R. Donnelley & Sons Company. Mr. Ward was elected to the board of directors of Sara Lee Corporation in 2005, and continues to serve as a director of The Hillshire Brands Company as well as the chair of its compensation committee and a member of its corporate governance, nominating, and policy committee and executive committee. He also has served as a director of KAR Auction Services, Inc. since December 2009 and is a member of the audit committee and the nominating and corporate governance committee. Mr. Ward has served as a director of Hub Group, Inc. since January 2012 and is a member of the audit committee, compensation committee and nominating and corporate governance committee. He also is a director of various privately held companies. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Ward's experience in various service industries and his public company board experience are particularly important attributes for a director of our company. Mr. Ward earned his B.S. in Chemical Engineering from the University of New Hampshire and has completed the Harvard Business School Advanced Management Program.
Myron C. Warshauer Age: 74
Mr. Warshauer has provided consulting services to our company under the title Vice Chairman (Emeritus) since October 2001, which role is not that of an officer, director or employee. He was our president from 1973 to September 2000 and our Chief Executive Officer from 1973 to October 2001, and he has been associated with our company since 1963. Over the last decade, Mr. Warshauer co-developed two self-park garages in Chicago, which were not affiliated with our company. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Warshauer's experience in the parking management industry is a particularly important attribute for a director of our company. Mr. Warshauer received his B.S. Degree in Finance from the University of Illinois in 1962, and received a Masters Degree in Business Administration from Northwestern University in 1963. Steven A. Warshauer, one of our executive officers, and Myron Warshauer are second cousins.

James A. Wilhelm Age: 60	Mr. Wilhelm has served as our President since September 2000 and as our Chief Executive Officer and a director since October 2001. Mr. Wilhelm served as Executive Vice President—Operations from March 1998 to September 1999, and he served as our Senior Executive Vice President and Chief Operations Officer from September 1999 to August 2000. Mr. Wilhelm joined the predecessors of SP Plus Corporation in 1985, serving as executive vice president beginning in January 1998. Prior to March 1998, Mr. Wilhelm was responsible for managing the Midwest and Western Regions, which included parking facilities in Chicago and sixteen other cities throughout the United States and Canada. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Wilhelm's experience in the parking management industry is a particularly important attribute for a director of our company. Mr. Wilhelm received his B.A. degree from Northeastern Illinois University in 1976.
Gordon H. Woodward Age: 45 Committee: Nominating & Corporate Governance
Mr. Woodward became a director in October 2012 in connection with the Central Merger. He served as a director of Central and its parent company from May 2007 through September 2012. He has been the Chief Investment Officer of Kohlberg & Co., LLC, a private investment firm, since 2010, and has served Kohlberg & Co., LLC in various other capacities since 1996. Prior to joining Kohlberg & Co., LLC, Mr. Woodward was with James D. Wolfensohn Incorporated. Mr. Woodward has served as a director of Bauer Performance Sports Ltd. and is a member of the nominating and corporate governance committee. He has served as a director of BioScrip, Inc. since March 2010 and is a member of the audit committee and the corporate strategy committee. He is also a director of various privately held companies. In addition to the qualifications described in the introductory paragraph, our Board believes that Mr. Woodward's financial expertise and extensive experience as a director are particularly important attributes for a director of our company. Mr. Woodward received his A.B. from Harvard College.

Nominations for Director

  Identifying Candidates

        In evaluating candidates for Board membership, the Nominating & Corporate Governance Committee has assessed the contribution that the candidate's skills and expertise will make with respect to guiding and overseeing our strategy and operations. This Committee seeks candidates who have the ability to develop a deep understanding of our business and the time and the judgment to effectively carry out their responsibilities as a member of our Board.

        The Nominating & Corporate Governance Committee charter provides that this committee should consider candidates for our Board who are gender and age diverse and also possess a diversity of professional experience, education and other individual qualities and attributes in an effort to contribute to Board heterogeneity.

        All of our Board's independent director nominees at the Annual Meeting who are not Board Designees, as described below, have been identified with the assistance of a professional search firm specializing in this type of work.

  Board Designees

        As a condition to closing of the Central Merger, we took actions to increase the size of our Board from five to eight members and appointed three individuals designated (the "Board Designees") by an affiliate of Central on behalf of former stockholders (the "Central Representative") to fill those vacancies. Our Board is contractually required to nominate the Board Designees for election to our Board, to recommend unanimously that our stockholders vote in favor of their election to our Board, and to solicit proxies in favor of the election of the Board Designees.

        Subject to certain conditions, the Central Representative will continue to be entitled to designate the following number of Board Designees:

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  three, so long as the former Central stockholders collectively own greater than or equal to 5,444,678 shares of our common stock;

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  two, so long as the former Central stockholders collectively own greater than or equal to 4,355,742 shares of our common stock and less than 5,444,678 shares of our common stock;

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  one, so long as the former Central stockholders collectively own greater than or equal to 2,177,871 shares of our common stock and less than 4,355,742 shares of our common stock; and

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  none, if the former Central stockholders collectively own less than 2,177,871 shares of our common stock.

        The Central Representative has designated Paul Halpern, Jonathan P. Ward and Gordon H. Woodward for appointment to our Board. Upon the recommendation of our Nominating & Corporate Governance Committee, our Board appointed Messrs. Halpern, Ward and Woodward to our Board in October 2012 and our stockholders elected them as directors in April 2013. Our Board has nominated these Board Designees to continue serving as our directors.

  Stockholder Recommendations

        If you would like to recommend a future nominee for Board membership, you can submit a written recommendation with the name and other pertinent information of the nominee to: Karen M. Garrison, Chair of the Nominating & Corporate Governance Committee, c/o SP Plus Corporation, 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702, Attention: General Counsel and Secretary.

  Criteria for Board Membership

        The Nominating & Corporate Governance Committee has established certain minimum qualification criteria for our directors, including:

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  The highest personal and professional ethics and integrity, and values, and a commitment to acting in the best interest of the stockholders;

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  An inquisitive and objective perspective and mature judgment;

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  Sufficient time available to fulfill all Board and committee responsibilities;

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  Diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to our activities; and

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  Experience in positions with a high degree of responsibility and leadership roles in the companies or institutions with which they are affiliated.

        When recommending to the full Board the slate of directors nominated for the election at the annual meeting of stockholders, the Nominating & Corporate Governance Committee reviews the qualifications and backgrounds of the nominees for director. The Nominating & Corporate Governance Committee may utilize the services of consulting firms to help identify candidates for director who meet the qualifications outlined above.

OUR CORPORATE GOVERNANCE PRACTICES

General

        Our business is managed by our employees under the direction and oversight of our Board. Except for Mr. Wilhelm, none of our directors is an employee of our company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.

        Our Board has adopted Corporate Governance Guidelines that, along with the charters of the principal Board committees and our Codes of Business Conduct and Ethics, provide the framework for the governance of the company. A complete copy of our Corporate Governance Guidelines, the charters of our principal Board committees, our Code of Business Conduct, Code of Ethics and other corporate governance documents may be found on our Investor Relations page at www.spplus.com. Information contained on our website is not part of this Proxy Statement. Our Board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected in the same location on our website.

        We believe that open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, our Board has adopted a set of Corporate Governance Guidelines to set a framework within which our Board will conduct its business. The Corporate Governance Guidelines are summarized below along with certain other of our governance practices.

Committee Responsibilities

        Board committees help our Board run effectively and efficiently, but do not replace the oversight of our Board as a whole. There are currently four principal Board committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating & Corporate Governance Committee. Each committee meets regularly and has a written charter that has been approved by our Board. In addition, at each regularly scheduled Board meeting, a member of each committee reports on any significant matters addressed by the committee since the last Board meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Director Independence

        On March 12, 2014, our Board confirmed that a majority of our director nominees—Messrs. Biggs, Halpern, Roath, Ward and Woodward and Ms. Garrison—have no material relationship with our company that would conflict with the independence requirements of applicable federal law and the NASDAQ rules. Our Board determined that Mr. Wilhelm is not considered independent because he is our Chief Executive Officer, and Mr. Warshauer is not considered independent because he has received compensation from us for consulting in excess of $120,000 in each of the last three years.

        Our Audit Committee, Compensation Committee, Executive Committee and Nominating & Corporate Governance Committee are each comprised entirely of independent directors.

Board Leadership Structure

        Pursuant to our by-laws, we have appointed a chairman of the board to preside at all meetings of the stockholders and of our Board, see that orders and resolutions of our Board are carried into effect and to perform such other duties as our Board from time to time prescribes. In addition, pursuant to our by-laws, we have appointed a Chief Executive Officer who serves as our principal executive officer and, in general, supervises and controls all of our business and affairs, unless otherwise provided by our Board. The positions of chairman of the board and the principal executive officer are two different individuals: Robert S. Roath, an independent director, serves as the chairman of the board, and James A. Wilhelm serves as the Chief Executive Officer. We believe that separate individuals in these two positions promote better corporate governance and more effective oversight of the principal executive officer by our Board.

Board's Role in Risk Oversight

        Our chief administrative officer, Michael K. Wolf, is the executive officer with primary day-to-day risk oversight responsibility. In addition, Mr. Wolf reports to our Board about our major risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Although the Audit Committee has a responsibility to discuss the guidelines and policies governing the process by which risk assessment and risk management is undertaken, the full Board has primary responsibility for risk oversight. As changes occur to our company's risk profile, Mr. Wolf routinely updates our Board with a description of the particular risk, current risk mitigation efforts and potential risk mitigation efforts. In addition, at least annually our Board determines whether:

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  the risk appetite implicit in our business model, strategy, and execution is appropriate;

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  the expected risks are commensurate with the expected rewards;

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  management has effectively implemented a system to manage, monitor, and mitigate risk, and that system is appropriate given our business model and strategy;

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  our risk management system informs our Board of the major risks facing us;

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  an appropriate culture of risk-awareness exists throughout our organization; and

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  there is recognition that management of risk is essential to the successful execution of our strategy.

Attendance at Annual Meetings

        Absent exigent circumstances, all directors are expected to attend our annual meeting of stockholders. All of our directors serving on our Board at the time of our last annual meeting of stockholders, which was held in April 2013, attended such meeting except for Mr. Roberts.

Formal Closed Sessions

        At the conclusion of our Audit Committee meetings, the independent directors have the opportunity to meet without our management or our non-independent directors. The chairman leads the discussions.

 Board Compensation

        The Compensation Committee determines Board compensation. Since 2004, Board compensation has consisted of a mixture of equity compensation and cash compensation. The Compensation Committee reviews Board compensation annually. A more detailed description of current Board compensation can be found under the heading "Director Compensation" below.

Stock Ownership Guidelines

        In March 2011 our Board adopted stock ownership guidelines to better align the interests of our directors with the interests of our stockholders and further promote our commitment to sound corporate governance. Under these guidelines, our directors are required to achieve ownership of SP Plus common stock valued at three times their annual retainer paid to directors within three years of joining our Board, or in the case of directors serving at the time the guidelines were adopted, within three years of the date of adoption of the guidelines. The Board Designees have been exempted from this requirement.

        Effective January 2007, in connection with the implementation of the new performance restricted stock plan for our senior executive officers, our Board adopted stock ownership guidelines to align the interest of its key executives with the interest of our stockholders. Subject to limited exceptions, these guidelines require our key executives to maintain ownership of at least sixty percent (60%) of the "net" shares they acquire from the exercise of stock options or the vesting of restricted stock or restricted stock units granted under our Long-Term Incentive Plan after January 2007. "Net" shares are deemed to be those shares that remain after any acquired shares are sold or netted to pay (if applicable) any associated withholding taxes.

        A more detailed summary of our stock ownership guidelines can be found through our Investor Relations page at www.spplus.com. The ownership levels of our executive officers and directors as of March 1, 2014 are set forth in the section entitled "Security Ownership—Beneficial Ownership of Directors and Executive Officers" below.

Outside Advisors

        Our Board and each of its principal committees may retain outside advisors and consultants of their choosing at the company's expense. Our Board need not obtain management's consent to retain outside advisors. In addition, the principal committees need not obtain either our Board's or management's consent to retain outside advisors.

Transparency

        We believe it is important that stockholders understand our governance practices. In order to help ensure the transparency of our practices, we have posted information regarding our corporate governance policies and practices on our Investor Relations page at www.spplus.com.

 Board Effectiveness and Director Performance Reviews

        It is important that our Board and its committees are performing effectively and in the best interest of the company and our stockholders. Our Board performs an annual self-assessment, led by the chair of the Nominating & Corporate Governance Committee, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The chair then follows up on this feedback and takes such further action with directors receiving comments and other directions, as he or she deems appropriate.

 Succession Planning

        Our Board recognizes the importance of effective executive leadership to our success, and reviews executive succession planning at least annually. As part of this process, our Board reviews and discusses the capabilities of our senior leadership, as well as succession planning and potential successors for members of our executive staff, including the Chief Executive Officer. The process includes consideration of organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations.

Auditor Independence

        We have taken a number of steps to ensure continued independence of our outside auditors. Our independent auditors report directly to the Audit Committee, and we limit the use of our auditors for non-audit services. The fees for services provided by our auditors in 2013 and 2012 and our policy on pre-approval of non-audit services are described under "Proposal No. 3—Ratification of Independent Registered Public Accounting Firm" below.

Communicating with our Board

        Our Board welcomes your questions and comments. If you would like to communicate directly with our Board, or our independent directors as a group, then you may submit your communication to our General Counsel and Secretary, SP Plus Corporation, 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702. All appropriate communications and concerns will be forwarded to our Board or our independent directors as a group, as applicable.

Corporate Hotline

        We have established a corporate hotline and an internal web-based reporting application to allow any employee to confidentially and anonymously lodge a complaint about any accounting, internal control, auditing, or (where legally permissible) other matters of concern. A copy of our whistleblower policy is set forth on the Investor Relations section of our website.

Conflicts of Interest

        We expect our directors, executives, and employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive, and employee. In order to better protect our stockholders and us, we regularly review our Code of Business Conduct, Code of Ethics and related policies to ensure that they provide clear guidance to our directors, executives, and employees. In addition, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transaction with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

Related-Party Transaction Policy

        As part of its oversight responsibilities, the charter of our Audit Committee requires that the Audit Committee review all related-party transactions for potential conflicts of interest. On November 2, 2006, our Board adopted a formal statement of policy for related-party transactions. The policy requires that the Audit Committee review all transactions between our company and our executive officers, directors, nominees, principal stockholders and other related persons for potential conflicts involving amounts in excess of $5,000. This policy is available on the Investor Relations portion of our website.

 Codes of Conduct and Ethics

        We have adopted a code of ethics as part of our compliance program. The code of ethics applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller. In addition we have adopted a code of business conduct that applies to all of our officers and employees. Any amendments to, or waivers from, our code of ethics will be posted on our website www.spplus.com. A copy of these codes of conduct and ethics will be provided to you without charge upon request to investor_relations@spplus.com.

Insider Trading Restrictions and Policy against Hedging

        Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades in our securities by directors and executive officers are prohibited during certain prescribed black out periods and are required to be pre-cleared by appropriate SP Plus personnel. This policy prohibits directors and executive officers from engaging in "short" sales with respect to our securities or entering into derivative transactions including exchange traded put or call options, with respect to our securities or engaging in hedging or monetization transactions, such as collars or forward sale contracts, with respect to our securities.

Swap Policies

        We adopted a swap policy in August 2013 which provides that we shall only enter into derivative instruments for the purpose of cash flow hedging through interest rate swap transactions, and we shall not enter into interest rate swaps for speculative purposes. This policy provides that we may rely on the so-called "end-user exception" created by Commodity Futures Trading Commission ("CFTC") and enter into uncleared swaps as opposed to cleared swaps. We recognize that there are certain risks associated with interest rate swap transactions that we will consider prior to entering into each transaction. Finally, we shall make every reasonable effort to comply with regulatory requirements imposed at the State and Federal level, including the Dodd-Frank Act and related CFTC regulations that define business conduct among participants in swap transactions.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

        Our Board expects that its members will diligently prepare for, attend and participate in all Board and applicable committee meetings, and each annual meeting of stockholders. Directors are also expected to become familiar with our management team and operations as a basis for discharging their oversight responsibilities. All directors serving on our Board at the time of our last annual meeting of stockholders attended the 2013 annual meeting of stockholders, except for Michael J. Roberts who no longer servers on our Board. During 2013 our Board held seven meetings, two of which were held by teleconference. Directors who served during 2013 attended 100% of our Board meetings held during their tenure, except Messrs. Ward and Warshauer who each missed one meeting.

Committees of the Board

        In 2013 our Board had four standing committees to facilitate and assist our Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating & Corporate Governance Committee. Each of these committees operates pursuant to a written charter, which is available in the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

   Audit Committee

        The Audit Committee has three members: Charles L. Biggs, who serves as Chair, Karen M. Garrison and Paul Halpern. Our Board has determined that each of its members meets the financial literacy and independence requirements of The NASDAQ Stock Market LLC, and that Ms. Garrison and Messrs. Biggs and Halpern each qualify as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. We limit the number of public-company audit committees on which any Audit Committee member may serve to three. Ms. Garrison serves on the audit committee of Tenet Healthcare. Our Board will continue to monitor and assess the audit committee memberships of our Audit Committee members on a regular basis.

        The Audit Committee's primary duties and responsibilities are to:

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  meet with our independent auditors to review the results of the annual audit and to discuss our financial statements, including the independent auditors' judgment about the quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in our financial statements, our internal control over financial reporting, and management's report with respect to internal control over financial reporting;

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  meet with our independent auditors to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q;

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  recommend to our Board the independent auditors to be retained by us;

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  oversee the independence of the independent auditors;

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  evaluate the independent auditors' performance;

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  review and approve the fees of the independent auditors;

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  receive and consider the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs;

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  approve the Audit Committee Report for inclusion in our proxy statement;

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  approve audit and non-audit services provided to us by our independent auditors;

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  consider conflicts of interest and review all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds;

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  meet with our General Counsel to discuss legal matters that may have a material impact on our financial statements or our compliance policies and with other members of management to discuss other areas of risk to our company; and

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  review and approve our policies and decisions about using and entering into swaps.

        A complete description of the Audit Committee's function may be found in its charter, which is attached to this Proxy Statement as Appendix A, and may also be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

        The Audit Committee held eleven meetings in 2013, seven of which were held by teleconference. Directors who served on the Audit Committee during 2013 attended 100% of the meetings held during their tenure.

   Compensation Committee

        The Compensation Committee consists of three directors: Karen M. Garrison, Robert S. Roath, who serves as Chair, and Jonathan P. Ward. Our Board has determined that all members of this committee are independent. The Compensation Committee's primary duties and responsibilities are to:

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  review and discuss with management the Compensation Discussion and Analysis section of the proxy statement;

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  assist in defining a total compensation policy for our executives that supports our overall business strategy and objectives, attracts and retains key executives, links total compensation with business objectives and organizational performance, and provides competitive total compensation opportunities at a reasonable cost;

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  act on behalf of our Board in setting executive compensation policy, administer compensation plans approved by our Board and stockholders, and make decisions or develop recommendations for our Board with respect to the compensation of key executives;

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  review and determine the annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change in control and severance provisions/agreements, benefits, and supplemental benefits of the named executive officers;

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  review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and determine the Chief Executive Officer's compensation level based on this evaluation; evaluate the Chief Executive Officer's and other key executives' compensation levels and payouts against pre-established performance goals and objectives, an appropriate peer group, and the awards given to the Chief Executive Officer or other executives in past years;

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  review compensation policies and practices applicable to all employees as they relate to risk management and determine whether the risks arising from these compensation policies and practices are reasonably likely to have a material adverse effect;

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  approve all compensation consultant engagement fees and terms, including engagements with compensation consultants involving services in addition to executive and director compensation; and

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  prepare a report to be included in our proxy statement and provide other regular reports to our Board.

        A complete description of the Compensation Committee's function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

        The Compensation Committee held two meetings in 2013, all of which were in-person. Directors who served on the Compensation Committee during 2013 attended 100% of the meetings held during their tenure, except Mr. Roberts who missed one meeting during his tenure on this committee.

        Compensation Committee Interlocks and Insider Participation.    No member of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

   Executive Committee

        The Executive Committee consists of three directors: Charles L. Biggs, Karen M. Garrison and Robert S. Roath, who serves as Chair. Our Board has determined that all members of this committee are independent. The Executive Committee's primary duties and responsibilities include:

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  exercising some or all powers of our Board between regularly scheduled meetings.

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  conducting the evaluation of the performance of the Chief Executive Officer, reviewing his compensation and making recommendations regarding changes in compensation to the Compensation Committee.

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  serving as a sounding board for management on emerging issues, problems and initiatives.

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  reporting to our Board at the Board's next meeting on any official actions it has taken.

        Notwithstanding the foregoing, the Executive Committee does not have the powers of our Board for:

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  those matters which are expressly delegated to another committee of our Board;

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  matters which, under the General Corporation Law of Delaware ("DGCL"), our Certificate of Incorporation (the "Certificate") or By-Laws cannot be delegated by our Board to a committee;

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  approving or adopting, or commending to the stockholders, any action or matter expressly required by the DGCL or the Certificate to be submitted to the stockholders;

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  adopting, amending or repealing any of our By-Laws;

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  electing officers or filling vacancies on our Board or any committee of our Board; and

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  declaring a dividend, authorizing the issuance of stock (except pursuant to specific authorization by our Board), or such other powers as our Board may from time to time eliminate.

        A complete description of the Executive Committee's function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

        The Executive Committee held four meetings in 2013, all of which were held by teleconference. Directors who served on the Executive Committee during 2013 attended 100% of the meetings held during their tenure.

  Nominating & Corporate Governance Committee

        The Nominating & Corporate Governance Committee consists of four directors: Charles L. Biggs, Karen M. Garrison, who serves as Chair, Robert S. Roath and Gordon H. Woodward. Our Board has determined that all members of this committee are independent. Ms. Garrison currently serves as a member of the nominating committee of Tenet Healthcare. The Nominating & Corporate Governance Committee's primary duties and responsibilities are to:

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  have general responsibility for Board selection, including the identification of qualified candidates for Board membership, taking into account gender and age diversity as well as diversity of professional experience, education and other individual qualities and attributes that will contribute to Board heterogeneity;

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  recommend to our Board the directors to serve on each committee of our Board;

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  develop and recommend to our Board for its approval a set of corporate governance guidelines that it will review at least annually and recommend any proposed changes to our Board for its approval;

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  approve all director search firm engagement fees and terms; and

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  prepare a report to be included in our proxy statement and provide reports to our Board.

        A complete description of the Nominating & Corporate Governance Committee's function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

        The Nominating & Corporate Governance Committee held six meetings in 2013, one of which was held by teleconference. Each of the directors who served on the Nominating & Corporate Governance Committee during 2013 attended 100% of the meetings held during their tenure.

EXECUTIVE OFFICERS

        The table below sets forth certain information as of March 1, 2014 regarding our executive officers that are not identified in the table under "Board and Corporate Governance Matters—Nominees for Director."

Name	Age	Position
G Marc Baumann	58	Chief Financial Officer; President of Urban Operations; Treasurer
William H. Bodenhamer Jr.	61	Executive Vice President—Hospitality Division
Keith B. Evans	46	Executive Vice President—Strategy and Process
Thomas L. Hagerman	53	Executive Vice President; Chief Business Development Officer
Daniel G. Huberty	45	Executive Vice President of Operations
Gerard M. Klaisle	60	Executive Vice President; Chief Human Resource Officer
John Ricchiuto	57	Executive Vice President of Operations
Robert N. Sacks	61	Executive Vice President; General Counsel; Secretary
Edward E. Simmons	64	Executive Vice President of Operations
Robert Toy	57	Executive Vice President of Operations
Steven A. Warshauer	59	Executive Vice President of Operations
Michael K. Wolf	64	Executive Vice President; Chief Administrative Officer; Associate General Counsel

        G Marc Baumann was appointed Chief Financial Officer, Treasurer and President of Urban Operations in October 2012. Until that time, he had served as our Executive Vice President, Chief Financial Officer and Treasurer since joining the Company in October 2000. From January 1993 to October 2000, Mr. Baumann was chief financial officer for Warburtons Ltd. in Bolton, England. Mr. Baumann is a certified public accountant and a member of both the American Institute of Certified Public Accountants and the Illinois CPA Society. He received his B.S. degree in 1977 from Northwestern University and his M.B.A. degree from the Kellogg School of Management at Northwestern University in 1979.

        William H. Bodenhamer Jr. has served as Executive Vice President—Hospitality Division since October 2012 in connection with the Central Merger. Mr. Bodenhamer is also the president and chief executive officer of USA Parking System, Inc., our subsidiary that provides valet management services to luxury hotels and resorts, since December 1980. Prior to joining our company, Mr. Bodenhamer served as executive vice president of Central Parking Corporation from October 2001 to October 2012. Mr. Bodenhamer serves on numerous committees and boards in various roles, including the American Automobile Association, Auto Club Group, Chairman of Public and Governmental Affairs & Marketing Committee, and the Fort Lauderdale Downtown Development Authority. Mr. Bodenhamer attended East Carolina University from 1970 to 1974 where he served as the president of the student body and as a member of board of trustees from 2003 to 2011.

        Keith B. Evans has served as our Executive Vice President—Strategy and Process since January 2013. He also served as Senior Vice President Strategy, Technology and Information from September 2003 through December 2012. From September 2001 through August 2003, Mr. Evans served as a Vice President in our Finance Department. Mr. Evans received his B.A. degree from Stanford University in 1989 and his MBA from the Kellogg Graduate School of Management in 1994.

        Thomas L. Hagerman has served as Executive Vice President and Chief Business Development Officer since October 2012. He served as Executive Vice President and Chief Operating Officer from October 2007 to October 2012. He also served as Executive Vice President of Operations from July 2004 through September 2007, and as a Senior Vice President from March 1998 through June 2004. In addition, Mr. Hagerman serves on the board of directors of The Ronald McDonald House of Central Ohio. He received his B.A. degree in marketing from The Ohio State University in 1984, and a B.A. degree in business administration and finance from Almeda University in 2004.

        Daniel G. Huberty has served as Executive Vice President of Operations since October 2012 in connection with the Central Merger. Prior to joining our company, Mr. Huberty served as senior vice president of national sales of Central from October 2011 through September 2012. He worked as a vice president of Clean Energy Fuels Corp. from June 2009 through September 2011. Prior to that, he worked in the parking industry for ABM Industries from June 1993 through August 2009 in various capacities, most recently as the vice president of national sales. In addition to his business career, Mr. Huberty has also served the State of Texas in an elected official capacity, including serving in the Texas House of Representatives from November 2010 to the present. Mr. Huberty is a former Board Member of the National Parking Association, and is a current Board Member of the House Republican Caucus, the Lake Houston Chamber of Commerce, the Be An Angel Fund, and the Kingwood Fine Arts Society. Mr. Huberty received his B.S. degree from Cleveland State University in 1991 and his M.B.A. from the University of Phoenix in 1998.

        Gerard M. Klaisle has served as Executive Vice President and Chief Human Resource Officer since February 2010. He served as our Senior Vice President—Human Resources from April 2005 through January 2010. Prior to joining our company, Mr. Klaisle was senior vice president of human resources for USF Corporation, a trucking and logistics company, from April 2001 through December 2004. Prior to joining USF Corporation, Mr. Klaisle served 18 years with Midas, Inc. where he rose from director of labor relations to senior vice president, human resources. Mr. Klaisle earned a B.S. degree from LeMoyne College in 1975 and his M.B.A. from Loyola University in Chicago in 1979.

        John Ricchiuto has served as Executive Vice President of Operations since December 2002. Mr. Ricchiuto joined SP Plus in 1980 as a management trainee. He served as Vice President—Airport Properties Central from 1993 until 1994, and as Senior Vice President—Airport Properties Central and Eastern United States from 1994 until 2002. Mr. Ricchiuto received his B.S. degree from Bowling Green University in 1979.

        Robert N. Sacks has served as Executive Vice President, General Counsel and Secretary since March 1998. Mr. Sacks joined SP Plus in 1988, and served as General Counsel and Secretary since 1988, as Vice President, Secretary, and General Counsel from 1989, and as Senior Vice President, Secretary and General Counsel from 1997 to March 1998. Mr. Sacks became a director of the USO of Illinois in 2012. Mr. Sacks received his B.A. degree, cum laude, from Northwestern University in 1976 and, in 1979, received his J.D. degree from Suffolk University where he was a member of the Suffolk University Law Review.

        Edward E. Simmons has served as Executive Vice President of Operations since August 1999 and as Senior Vice President of Operations from May 1998 to July 1999. Mr. Simmons has served as president of our affiliate SP Plus Security Services, Inc., formerly known as Preferred Response Security Services, Inc., since 2006. Prior to joining our company, Mr. Simmons was president, chief executive officer and co-founder of Executive Parking, Inc. Mr. Simmons is currently a member of the

International Parking Institute. Mr. Simmons is a past executive board member of the Parking Association of California.

        Robert Toy has served as Executive Vice President of Operations since October 2012 in connection with the Central Merger. Prior to joining our company, Mr. Toy served as senior vice president of field operations of Central Parking Corporation from 2010 to October 2014, and in other capacities since 1999. He began his career with Central as executive vice president of USA Parking System, Inc. Mr. Toy attended the University of Kentucky from 1974 to 1978 where he majored in Business Administration.

        Steven A. Warshauer has served as Executive Vice President of Operations since March 1998. Mr. Warshauer joined SP Plus in 1982, initially serving as Vice President, then becoming Senior Vice President. Mr. Warshauer received his B.S. degree from the University of Northern Colorado in 1976 with a major in Accounting.

        Michael K. Wolf has served as Executive Vice President, Chief Administrative Officer and Associate General Counsel since March 1998. Mr. Wolf served as senior vice president and general counsel of a predecessor to SP Plus from 1990 to January 1998. Mr. Wolf received his B.A. degree in 1971 from the University of Pennsylvania and in 1974 received his J.D. degree from Washington University, where he served as an editor of the Washington University Law Quarterly and was elected to the Order of the Coif.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

  Overview

        The Central Merger has enhanced our strategic positioning in our core services of parking management, ground transportation and other ancillary service offerings. We have been able to expand our service offerings to existing clients as well new clients.

        For 2013 our focus was largely on the integration of the businesses (formerly Central and Standard Parking). We consolidated the management teams and integrated many talented executives from both Central and Standard Parking, resulting in a combined company that is uniquely well positioned to compete in the increasingly competitive and diversified facility management services industry. Last year, we began the process of implementing the new organization structure as well as harmonizing the compensation of key executives. We made certain adjustments in base salary and annual incentive targets effective in early 2013. In December 2013 we issued a one-time restricted stock grant mostly to the Central executives who assumed key executive roles in the business to align the interests of these executives with our stockholders' long-term interests, as well as to address the internal inequity with peer executives from the legacy Standard Parking company. In 2014, our management team will participate in a single, consistent and straight-forward compensation program.

        Our compensation programs are designed to reward employees for producing sustainable growth for our stockholders and to attract, motivate and retain the top talent in the industry. Like most companies, we use a combination of fixed and variable compensation programs to help align the interests of our executives with our stockholders. This "pay for performance" philosophy forms the foundation of this committee's decisions regarding compensation. Underlying these decisions is this committee's belief that the labor market for the type of talent we require is fairly limited and that our executives are among the most capable and highest performing in the industry.

   Reasonableness of Compensation

        After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and appropriate given our overall performance. In making this determination, the Compensation Committee considered many factors, including:

  •
  Management has led our company to excellent performance (as described below) and continued to play an instrumental role in integrating Central into SP Plus during 2013, the first full year following the Central Merger that effectively doubled the size and complexity of our company.

  •
  The 2013 Tower's Watson "Executive Benchmarking Review" concluded that the total cash compensation target levels is positioned between the median and the 75th percentile for our named executive officers when compared to general industry with the exception of our Chief Executive Officer, who is positioned at the 25th percentile. Actual total direct compensation (including the long-term incentive plan) is at or below the 25th percentile for our named executives except one named officer who is positioned at the 75th percentile. This reflects the lower long-term incentive values as compared to market.

  •
  After completing a forecast for 2013, we determined certain cost cutting measures were warranted and reduced the bonus pool accrual to 50% of its original amount. To this end, while the performance goals and payout schedules remained the same as originally determined at the outset of the year, the overall payout opportunities for all employees was reduced by 45% at every level of potential performance.

  Business Performance and Impact on Pay

        We are providing information regarding our business performance and the impact of such business performance upon pay actually realized by our Chief Executive Officer in order to enable our stockholders to better understand our executive compensation program and the key business factors that impact the design and ultimate payments made under our executive compensation program.

        2013 Business Performance.    As described above, the Central Merger was a transformational transaction that has had and will continue to have a significant impact on our business and represents a long-term strategic opportunity for us. In addition to integrating Central into SP Plus in 2013, we delivered solid operating performance in line with both short- and long-term growth targets.

  •
  We achieved merger-adjusted earnings per share at the top of the guidance range.

  •
  The Central Merger integration generally remains on track with internal goals and timelines with 16 states integrated at year-end 2013 and 40% of the locations expected to be integrated by the end of the second quarter 2014.

  •
  Our annual run-rate cost synergy expectation is in excess of $26 million by the end of 2015.

  •
  Our performance was reflected in elements of compensation earned or awarded to executives in 2013.

  •
  Our annual bonus plan primarily rewards year-over-year growth in pre-tax earnings. After completing a forecast for 2013, management determined certain cost cutting measures were warranted and reduced the bonus pool accrual to 50% of the its original amount. Ultimately, this resulted in a reduction of the bonus targets to approximately 55% or the original targets. Accordingly, the annual bonus awards paid an average of 44.3% of the original target for our named executives.

  •
  Following the Central Merger, the Compensation Committee authorized a one-time adjustment to the base pay of certain executives effective January 2013, which reflected internal equity considerations related to the merged executive pool, market practice by position, and individual performance.

  •
  Following the Central Merger, restricted stock units were awarded to members of the executive team who played a key role in the due diligence and subsequent planning that led to the successful closing of the Central Merger as well as retention of the team through the integration period. In addition, the award was intended to ensure the continued focus of the team on the successful integration of the businesses. The one-time award called for varying amounts of restricted stock units depending on the executive, which vest pro-rata over three years beginning on October 4, 2013.

  •
  In the latter part of 2013 the Compensation Committee authorized a one-time restricted stock unit award for certain legacy Central executives who assumed key executive roles in the business so as to align the interests of these executives with the long-term interests of our stockholders, as well as to address the internal inequity with peer executives from the legacy Standard Parking. In addition, the one-time award was intended to ensure the continued focus of the combined executive team on the successful integration of the businesses. All of these shares vest on December 3, 2018 after the completion of five years of service from the grant date.

  •
  Each named executive officer retains a significant amount of long-term compensation tied to the performance of our stock through restricted stock units granted to executives in 2008, 2012 and 2013. The executives are truly aligned with the stockholders in that consistent long-term appreciation of the stock will provide substantial compensation to the executive. While the trading price of our stock is an important measure of our performance and a key focus of stockholders, many factors affect the price of our stock. Accordingly, our compensation program seeks to align pay in part to the stock performance, but we also seek to align the metrics under our incentive program with the performance of the business.

2013 Say on Pay Advisory Vote

        Our stockholders participated in the advisory vote on say-on-pay, and that vote was considered in evaluating the compensation programs of our executives. No changes were deemed necessary for our executive compensation programs because the vote itself and, any stockholder engagement efforts that flowed from the vote, did not indicate any particular stockholder concerns with our executive pay policies and decisions. Holders of approximately 95.6% of our common stock voted in favor of our 2013 compensation to our named executive officers.

Role of the Compensation Committee

        Our Compensation Committee has administered our executive compensation program since this committee was established in conjunction with our initial public offering in June 2004. Broadly stated, the Compensation Committee's overall role is to oversee all of our compensation plans and policies, administer our equity plans and policies, approve equity grants to our executive officers and review and approve all compensation decisions relating to the named executive officers. Our Compensation Committee has engaged Towers Watson as a consultant to assist it in addressing and discharging its duties and obligations. As required by the SEC, the Committee has determined Towers Watson has no conflicts of interest and is independent.

Role of Management

        Our Chief Executive Officer and chief human resource officer regularly and routinely work with our Compensation Committee throughout the year, with input as appropriate from our outside legal counsel, as well as from the Compensation Committee's compensation consultants. Our Chief Executive Officer plays an integral and instrumental role in making specific recommendations to the

Compensation Committee regarding the compensation for all of the named executive officers other than the Chief Executive Officer himself. Our Board decides the compensation of our Chief Executive Officer.

Compensation Objectives

        We made no changes to our overall compensation philosophy due to the Central Merger, and it continues to be governed by three fundamental objectives: (1) attracting and retaining qualified key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are critical to our business; (2) motivating performance to achieve specific strategic and operating objectives of our company; and (3) aligning executives' interests with the long-term interests of our stockholders. As described in more detail below, the material elements of our current executive compensation program for named executive officers include a base salary; an annual bonus opportunity in the form of the Management Incentive Compensation Program; perquisites and personal benefits; the Career Restricted Stock Unit Program from 2008 and the Transaction Restricted Stock Unit Grants related to the Central Merger, with both providing a long-term equity incentive opportunity; retirement benefits; severance protection for certain terminations of the named executive officers' employment; and other post-termination benefits payable upon retirement, death or disability.

        We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Objective	Compensation Element
Attract and retain qualified executives	Short Term / Annual
• Base Salary
• Annual Bonus / Management Incentive Compensation Program
• Perquisites and Personal Benefits
Long Term
• Career Restricted Stock Unit Program
• Transaction Restricted Stock Unit Grants
• Retirement Benefits and Deferred Compensation
Motivate performance to achieve specific strategies and operating objectives	Short Term / Annual
• Annual Bonus / Management Incentive Compensation Program
Long Term
• Career Restricted Stock Unit Program
• Transaction Restricted Stock Unit Grants
Align named executive officers' and stockholders' long-term interests	Long Term
• Career Restricted Stock Unit Program

        The Compensation Committee reviews the executive compensation program and named executive officer compensation on an annual basis. The use and relative contribution of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each compensation element in supporting our financial and strategic objectives after taking into consideration the recommendations of our Chief Executive Officer.

        As illustrated by the table above, base salaries, perquisites and personal benefits, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on company performance. We believe that in order to attract and retain top-caliber executives, we need to provide them with some amount of predictable pay that rewards the executive's continued service. Some of the elements, such as base salaries and perquisites and personal benefits, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis such as upon retirement or other termination of employment. We believe that this mix of longer-term and short-term components allows us to achieve our dual goals of attracting and retaining executives.

        Our annual bonus opportunity is primarily intended to motivate named executive officers' performance to achieve specific strategies and operating objectives, although we also believe it helps us attract and retain executives. Our career restricted stock unit program, as described below, is primarily intended to align named executive officers' long-term interests with stockholders' long-term interests, although we also believe it will help motivate performance and help us attract and retain executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of stockholder value, and therefore the value of these benefits is dependent on performance. Each named executive officer's annual bonus opportunity is paid out on an annual short-term basis and is designed to reward performance for that period. Career restricted stock units are generally awarded once to each named executive officer and are designed to reward performance over a decade or longer. The Transaction Restricted Stock Unit Grant was designed to reward the performance of our executives who were instrumental in the successful completion of the Central Merger and to incentivize these same executives to ensure that the merged company creates the target stockholder value over the next three years.

Compensation Study, Compensation Philosophy and Benchmarking

        During 2013 the Compensation Committee once again engaged Towers Watson as its independent consultant to conduct an executive benchmarking review of the relationship of our executive pay practices to those of other companies. The Towers Watson study concluded, among other things, as follows:

  •
  Our cash compensation (base and target bonus) are competitive with market norms for all but our CEO whose cash compensation, both target and actual, is at the 25th percentile. The remaining named executive officers fall between median and the 75th percentile.

  •
  The actual long-term incentive compensation is generally below market median for all named executives except for one.

  •
  Total direct compensation levels (both actual and target) vary in competitiveness from individual to individual. For our CEO and CFO, total direct compensation was positioned at or below the 25th percentile largely due to the lower annualized long-term incentive values. The remaining named executive officers fall below median except for one named officer who would be at the 75th percentile.

        Overall findings from the 2013 study were directionally consistent with those of prior years; however, we note that the target bonus opportunities were adjusted by the Compensation Committee in early 2013 to reflect a more competitive opportunity. These changes were made in conjunction with the realignment of the executive team after the Central Merger and are reflected in the study conclusions above. Compensation decisions for 2013 were mostly based on the preliminary findings from the 2013 compensation study. The Compensation Committee addressed certain components of compensation that were determined to be substantively under market, most specifically the annual bonus plan targets and the long-term incentives. The annual bonus plan targets were adjusted to competitive levels in early 2013.

        As discussed above, our Compensation Committee believes that the compensation of our named executive officers must be closely aligned with our performance, on both a short and long-term basis, at responsible levels that are consistent with our cost-conscious culture. At the same time, this committee recognizes that our compensation programs must be designed to attract and retain key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are important to producing superior results for our stockholders.

        We continue to use published survey data as a broad indicator of market performance, but we do not benchmark against specific companies through a "peer group" or within such surveys. We operate in a large and fragmented industry with no direct competitors that are public. Accordingly, we do not use data that are specific to any company within the surveys.

        Notwithstanding this practice, from time to time the Compensation Committee explores the possibility of creating a peer group of direct competitors. At the direction of the Compensation Committee, Towers Watson researched several approaches to identify a peer group (e.g., industry screens, analyst reports, public filings, etc.), and proposed several potential peers for consideration. Ultimately, Towers Watson and the Compensation Committee concluded that, given the lack of direct public company competitors, the survey benchmarking still provides the most robust and relevant market comparison.

        Accordingly, we use data from nationally recognized published surveys. These surveys represent a broad group of general industry companies and service industry companies. Specifically, the surveys used by Towers Watson in its evaluation of base salaries, total cash compensation and total direct compensation were the 2012 Towers Watson Data Services Top Management Survey, the 2012 Towers Watson CDB General Industry Executive Study, and the Mercer 2012 Benchmark Database-Executive Compensation Survey. The compensation market study is typically updated bi-annually.

        For compensation planning purposes, Towers Watson has recommended that the most reasonable approach is to evaluate our pay practices for senior executives against this survey data by regressing the survey data to revenues of $2.0 billion. Given the nature of our business model as a parking management company, reported revenues do not accurately reflect proper size comparison. The revenue we manage for clients is more than double our reported revenue, and the corresponding infrastructure necessary to support the business model more closely resembles a company with more than $2.0 billion in revenue. Accordingly, taking these factors into consideration, Towers Watson recommended that we be compared to companies with revenues of $2.0 billion, about 50% of the revenue we manage for clients. Towers Watson also adjusts position specific survey data to better match the actual responsibilities we assign to the position most comparable to the industry standard position. For confidentiality reasons, Towers Watson and the other survey houses do not disclose the specific compensation data by company in these surveys. We believe that the aforementioned survey group is appropriate because it provides a significant sample size, includes reasonably accurate executive position matches for benchmarking purposes, and includes companies from other industries from which we might potentially recruit.

        Given the information obtained from the current and previous compensation studies, the Compensation Committee has informally adopted a guideline that targets total cash compensation in the 50th percentile range for executive officers when benchmarked to general industry data. This range, however, is merely a guideline because the Compensation Committee does not believe in fixing compensation levels based only on market comparables. Rather, the Compensation Committee believes that other factors should be considered and weighted appropriately, including, but not limited to, the history underlying our current compensation levels, relative compensation levels among our senior executives, pay levels in the parking industry, as well as our overall performance in relation to the performance of other parking companies. Our actual cash compensation practice is to target the market median when our company performance is in line with our financial goals.

        We manage our pay structure and make compensation decisions using a combination of policies, practices and inherent logic. We have a "pay for performance" culture as exemplified by our management of salaries, bonus compensation and equity compensation. Base salaries typically are adjusted to provide cost of living increases, and our executives' true upside potential has been provided through bonuses, restricted stock units and stock-based award opportunities available under our annual cash and long-term incentive plans. This philosophy and approach are strengthened by our increased use of benchmark data during the base salary, annual bonus and long-term compensation review process.

Compensation Program Components

        Our compensation to the named executive officers consists primarily of the following elements: base salary, management incentive compensation, perquisites and personal benefits, compensation under our Long Term Incentive Plan that includes the Career Restricted Stock Unit Program, Transaction Restricted Stock Unit Grants, retirement benefits and deferred compensation opportunities and severance and other benefits upon termination of employment or a change in control.

  Base Salary

        Base salary is a critical element of named executive officer compensation because it is the source of their consistent income stream and is the most visible barometer of evaluation vis-à-vis the employment market. In establishing and reviewing base salaries, the Compensation Committee considers various factors that include the executive's qualifications and experience, scope of responsibilities, internal pay equity, past performance and achievements, future expectations that include the executive's ability to impact short-term and long-term results, as well as the salary practices at other comparable companies. We strive to provide our named executive officers with a competitive base salary that is in line with their roles and responsibilities when compared to companies of comparable size.

  Management Incentive Compensation

        Our named executive officers participate in our Management Incentive Compensation Program, which provides for an annual incentive bonus. Our Compensation Committee oversees this program, and it creates annual performance criteria that are flexible and that change with the needs of our business. By creating target awards and setting performance objectives at the beginning of each fiscal year, our named executive officers have the proper incentives to attain the key performance metrics in the business.

        The target bonuses, metrics, weightings, level of achievement and awards are reported in the tables set forth under "Bonus Targets, Weighting, Metrics and Awards Tables."

  Perquisites and Personal Benefits

        In addition to base salaries and annual bonus opportunities, we provide our named executive officers with certain perquisites and personal benefits. We believe that perquisites are often a way to provide the named executive officers with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each named executive officer's base salary, we take the value of each named executive officer's perquisites and personal benefits into consideration.

        The perquisites and personal benefits paid to each named executive officer in 2013 are reported in column (i) of the Summary Compensation Table, below, and further described in the footnotes thereto.

   Long-Term Incentive Plan

        In April 2013 our stockholders approved an increase of 800,000 shares available for issuance under our Plan, and a total of 2,975,000 shares of common stock may now be issued pursuant to stock awards under our Plan. The Plan terminates on April 22, 2028. No stock awards may be granted under the Plan after it is terminated. The purpose of the Plan is to enhance long-term profitability and stockholder value by offering common stock and common stock-based and other performance incentives to named executive officers and others who are key to our growth and success. We also view the Plan as a vehicle to attract and retain experienced employees and to align our employees' economic incentives with those of our stockholders. The Plan provides for the issuance of stock options, restricted stock, RSUs, stock appreciation rights, dividend equivalents, other stock-based awards, performance awards and cash awards. In determining the number of any securities that may be granted to named executive officers, the Compensation Committee takes into account the individual's position, scope of responsibility, ability to affect the profitability of the business as well as long-term stockholder value. All option or stock grants are issued so the grant price reflects the market value on the date of grant.

  Career Restricted Stock Unit Program

        General.    Our stockholders approved an amendment to our Long-Term Incentive Plan at our 2008 Annual Meeting that increased the number of shares of common stock available for awards thereunder, and the Compensation Committee and our Board approved a grant of career restricted stock units that were awarded to the members of our senior management team on July 1, 2008. An overview of the underlying objectives and details of these grants of restricted stock units is as follows:

  Objectives

  •
  Achieve Significant Equity Investment By Senior Management To Align Their Long-Term Interests With Stockholders. One of our basic compensation objectives is to align our executives' interests with the long-term interests of our stockholders. We believe we can further that objective if the members of our senior management team possess a significant equity interest in our company.

  •
  Retain Senior Management.  Our ongoing future success depends in large part on our success in retaining the members of our senior management team. We believe that a meaningful grant of time-restricted stock units, which represents substantial value to the recipient on day one, will achieve our retention objective.

  Overview of Award Details

  •
  Time Restrictions.  The restricted stock units, or RSUs, that were granted in 2008 are subject to a time restriction that will be removed from one-third of them after ten years of continuous service, from another one-third after eleven years of continuous service, and from the final one-third after twelve years of continuous service. Anyone reaching retirement age (typically age 65) before the expiration of the twelve-year period would be entitled to have all restrictions removed at that time.

  •
  Limitation on Sale after Restriction Removal.  In the year that restrictions are removed, the executive will be entitled to sell enough unrestricted shares to enable him to pay the state and federal income taxes incurred by reason of the restriction removal. Of the remaining unrestricted shares, individuals would be expected to comply with the Long-Term Incentive Plan Stock Ownership Policy Statement as approved and modified by our Board from time to time. Individuals whose employment terminates will have no limitations on their right to sell unrestricted shares after the time of termination.

  •
  Rights On Termination.  The award agreements each address the recipient's rights in the event his employment terminates prior to the removal of the time restrictions from all of the RSUs. An executive who voluntarily resigns other than for good reason, or who is terminated for cause, will forfeit all RSUs as to which the time restriction has not lapsed as of the time of termination. An executive who is terminated by us without cause would retain a prorated portion of his award and the time restrictions would be removed from the retained shares immediately upon termination. Similar treatment would be given to an executive who resigns for good reason or whose employment is terminated due to the executive's permanent disability or death.

  •
  Non-Compete.  The award agreements prohibit the executive from competing with us for a designated period of time after his employment terminates (regardless of the termination reason). Any executive who violates these provisions will forfeit 100% of the award, and we will be entitled to seek recoupment from the executive to recover the proceeds of any award shares previously sold by the executive.

  Transaction Restricted Stock Unit Grants

        The Compensation Committee and our Board approved a one-time grant of 219,925 restricted stock units to mostly legacy Standard Parking members of our senior management team on October 4, 2012 in connection with the consummation of the Central Merger. The Transaction Restricted Stock Unit Grants were primarily designed to reward the performance of the individuals responsible for the successful completion of the Central Merger and to incentivize these same executives to ensure that the merged company creates the target stockholder value over the next three years. The shares vest pro-rata over three years beginning on October 4, 2013. There is no acceleration upon termination from employment and the recipients are subject to the same non-compete restrictions and limitation on sale after the restrictions lapse as with the Career Restricted Stock Unit Program described above.

        On September 24, 2013, the Compensation Committee and our Board approved a one-time grant of 68,044 restricted stock units to certain members of our senior management team who joined us in connection with the Central Merger and did not receive RSUs in October 2012. The restricted stock units were issued on December 3, 2013. These Transaction Restricted Stock Unit Grants were primarily designed to incentivize these former Central executives to ensure that the merged company creates the target stockholder value over the next five years. All of the shares vest on December 3, 2018 after the completion of five years of service from the grant date. There is no acceleration upon termination from employment and the recipients are subject to the same non-compete restrictions and limitation on sale after the restrictions lapse as with the Career Restricted Stock Unit Program described above.

  Retirement Benefits and Deferred Compensation Opportunities

        Deferred compensation is a tax-advantaged means of providing certain named executive officers with additional compensation that supplements their base salaries and bonus opportunities, including our 401(k) plan. In addition, we have entered into various agreements over the years with certain named executive officers that provide for various retirement benefits and deferred compensation opportunities. These plans grew out of a perceived need to provide some form of retirement income to executives and are intended to provide a modest payment towards retirement.

        Mr. Wilhelm is a party to a Deferred Compensation Agreement with us dated August 1, 1999, as amended on January 25, 2012, which we refer to as a supplemental early retirement plan ("SERP"). This SERP provides him with an annual retirement benefit equal to $112,500 to begin on February 9, 2019, when he attains age 65, and to continue for a period of 15 years thereafter or, if earlier, until his death; provided, however, that our obligation to make such payments shall cease from and after the date, if any, on which Mr. Wilhelm acquires, pursuant to the provisions of his employment agreement, ownership of certain life insurance policies our company currently owns insuring Mr. Wilhelm's life.

Pursuant to the terms of Mr. Wilhelm's employment agreement, we have agreed to pay the annual insurance premiums on such insurance policies until Mr. Wilhelm attains the age of 65 (and thereafter to the extent necessary to prevent the policies from lapsing, but only until Mr. Wilhelm attains the age of 80) and to continue to provide health insurance coverage for Mr. Wilhelm and his wife until he attains age 65. The current aggregate amount of the annual premiums on these policies is $32,592.

        Pursuant to the terms of Mr. Baumann's employment agreement, we have agreed to pay the premiums on certain insurance policies owned by Mr. Baumann that will provide an annual cash benefit to him for a period of 15 years, beginning in the year in which Mr. Baumann attains age 65. The current amount of the annual premium is $105,901. If Mr. Baumann's employment is terminated (other than for cause or other than by Mr. Baumann without good reason), we will continue to pay the premiums on the insurance policies until the earlier of Mr. Baumann's death or his attainment of age 65.

  Severance and Other Benefits Upon Termination of Employment or a Change in Control

        In general, the employment agreements of the named executive officers have provisions that are triggered if they are terminated for various reasons. Please see the "Potential Payments Upon Termination or Change-in-Control" section below for a description of the potential payments that may be made to the named executive officers in connection with their termination of employment or a change-in-control. In addition, our Board has the discretion to accelerate the vesting of unvested options or restricted stock awards in the event of a change in control.

  Employment Agreements

        Historically, we have maintained employment agreements with all of our named executive officers. It is customary in the parking industry for senior executives to have employment agreements because it encourages employment continuity and is a practical means to insure that client relationships are protected through the legal enforcement of protective covenants, including the covenant not to compete and the covenant not to solicit customers and employees. Moreover, these agreements were created in part to ensure executive continuity, since until 2007 we had no programs with substantial executive retention value through the creation of forfeiture risk (e.g., pension plan, restricted stock, etc.). Hence, executive retention and protection of our interests have been created in part through the use of employment agreements.

Determination of 2013 Compensation

  General

        The various considerations associated with the Central Merger resulted in salary adjustments as well as modifications to the bonus targets effective in 2013 for all five named executive officers. These changes were based upon the increase in the scope and responsibilities for each position, individual performance of the executive, and internal equity with the executives joining from Central. While the 2013 salary adjustments were modest relative to the increased scope and responsibilities associated with a company that basically doubled in size, the bonus target increases on a percentage basis were more liberal, reflecting a recognition that the company's bonus targets have historically been well below market median for the executive team. This realization was further reinforced by the legacy Central executive bonus targets, which were in many instances close to twice the size of the SP Plus targets. The 2013 bonuses continued to emphasize pay for performance via variable pay in lieu of fixed pay (salary).

   Compensation of Our Chief Executive Officer

        Mr. Wilhelm's 2013 compensation was governed largely by his employment agreement with us, but significant increases to his salary and bonus targets were made following the Central Merger to address the increase in the scope and responsibilities for his position. Mr. Wilhelm earned a base salary of $794,101 in fiscal 2013, an increase of $141,648, or 21.7%, from 2012. Under our Management Incentive Compensation Program, Mr. Wilhelm earned $177,100 for 2013, an increase of $52,100, as described in detail below under "2013 Bonus Targets, Weighting, Metrics and Awards Tables." Our liability for Mr. Wilhelm's SERP benefit increased by $19,357 during 2013, and our total liability under this SERP was $963,701 as of December 31, 2013. Other compensation, including perquisites, totaled $24,591.

  Compensation of Our Other Named Executive Officers

        All of our other named executive officers have entered into employment agreements with us, and their compensation is governed largely by their respective agreements and the various considerations described above related to the Central Merger. In the case of Mr. Baumann, adjustments to his compensation also related to the assumption of the duties related to the newly created President of Urban Operations role in addition to the duties of his role as Chief Financial Officer. Mr. Baumann's salary as Chief Financial Officer benchmarked at $500,000 (market median for a Chief Financial Officer for a $2 billion company). The base salary was then adjusted by 10% to reflect the assumption of the concurrent role of President of Urban Operations.

        The base salary earned for each for the year ended December 31, 2013 was as follows: Mr. Baumann—$550,021, Mr. Huberty—$289,411, Mr. Toy—$374,414, and Mr. Warshauer—$469,280. The salary increase percentages over 2012 were 22.4% for Mr. Baumann, and 3.9% for Mr. Warshauer.

        Awards made to these four executives for 2013 under the Management Incentive Compensation Program, based on their individual achievement of their respective performance goals, ranged from $66,450 to $110,688 as set forth below under "2013 Bonus Targets, Weighting, Metrics and Awards Tables." Mr. Baumann received $105,901 for certain retirement benefits as described in the "Retirement Benefits and Deferred Compensation Opportunities" section above and for a separate life insurance premium payment.

        As described above, Messrs. Huberty and Toy participated in Transaction Restricted Stock Unit Grants. Restricted stock units were issued on December 3, 2013, all of which vest on December 3, 2018 after completion of five years of service from the grant date. Both named executive officers received 16,495 restricted stock units valued at $400,000 each. These Transaction Restricted Stock Unit Grants were primarily designed to incentivize these former Central executives to ensure that the merged company creates the target stockholder value over the next five years.

2013 Bonus Targets, Weighting, Metrics and Awards Tables

					Actual Results
Name	Metrics(1)	Weighting	Threshold Metrics($)	Target Metrics($)	Maximum Metrics($)	Actual Metrics
James A. Wilhelm	Adjusted Company pre-tax net	100%	30,842,730	38,553,413	48,191,766	37,057,892
President; Chief Executive	income
Officer

G Marc Baumann	Adjusted Company pre-tax net	100%	30,842,730	38,553,413	43,719,570	37,057,892
Chief Financial Officer;	income
President of Urban Operations

Daniel G. Huberty	Adjusted Company pre-tax net	100%	30,842,730	38,553,413	43,719,570	37,057,892
EVP—Operations(2)	income

Robert Toy	Adjusted Company pre-tax net	100%	30,842,730	38,553,413	43,719,570	37,057,892
EVP—Operations(2)	income

Steven A. Warshauer	Adjusted Company pre-tax net	100%	30,842,730	38,553,413	43,719,570	37,057,892
EVP—Operations(2)	income

(1)
See the reconciliation to Company pre-tax net income in Appendix B.

(2)
The Compensation Committee determined that these named executive officers should be measured solely based on our company's pre-tax net income metric rather than 50% Company pre-tax income and 50% Divisional pre-tax income due to certain anomalies in the allocation of insurance-related costs among the divisions. The net impact on the named executive officers was to increase the total bonus amount by $8,363.

Name	Base Salary ($)	Original Target Bonus ($)	Revised Target Bonus ($)(1)	Target Bonus (%)	Metrics(2)	Weighting (%)	Threshold Bonus ($)(3)	Maximum Bonus ($)(3)	Actual Bonus ($)	Actual Bonus as % of Original Target	Actual Bonus as % of Revised Target
James A. Wilhelm	800,000	400,000	220,000	27.5	Adjusted Company pre-tax net income	100	11,000	407,000	177,100	44.3	80.5
G Marc Baumann	550,000	250,000	137,500	25.0	Adjusted Company pre-tax net income	100	6,875	206,250	110,688	44.3	80.5
Daniel G. Huberty	289,400	150,000	82,500	28.5	Adjusted Company pre-tax net income	100	4,125	123,750	66,450	44.3	80.6
Robert Toy	374,400	150,000	82,500	22.0	Adjusted Company pre-tax net income	100	4,125	123,750	66,450	44.3	80.6
Steven A. Warshauer	470,000	150,000	82,500	17.6	Adjusted Company pre-tax net income	100	4,125	123,750	66,450	44.3	80.6

(1)
The Revised Target Bonuses were reduced to 55.0% of the Original Target Bonuses.

(2)
See the reconciliation to Company pre-tax net income in Appendix B.

(3)
Reflects the payout range based on the revised targets.

        The Compensation Committee believes that the pre-tax income measure for our Chief Executive Officer and the other named executive officers that participate in the program is the appropriate measure of performance at this time. This measure will likely evolve and ultimately be modified as circumstances warrant, including possible adjustments due to acquisitions and other atypical events. The participating executives' target bonus opportunities are fixed and subject to change only via approval of the Compensation Committee.

Determination of 2014 Compensation

        The target bonus opportunities are fixed and subject to change only via approval of the Compensation Committee.

 2014 Salaries and Bonus Targets for Named Executive Officers(1)(2)

Name and Position	2013 Annual Salary($)	2014 Annual Salary($)	2014 Salary Increase($)	2013 Original Target Bonus($)	2014 Target Bonus($)	2014 Total Target Cash Compensation ($)	Median Total Cash Compensation From TW Survey($)	Total Target Cash Compensation Relative to TW Survey
James A. Wilhelm	800,000	821,600	21,600	400,000	400,000	1,221,600	1,531,000	Median
President; Chief Executive								$2 billion
Officer
G Marc Baumann	550,000	564,850	14,850	250,000	250,000	814,850	806,000	Median
Chief Financial Officer;								$2 billion
President of Urban Operations
Daniel G. Huberty	289,400	325,000	35,600	150,000	150,000	475,000	421,000	75th%
EVP—Operations								$600 million
								division
Robert Toy	374,400	384,509	10,109	150,000	150,000	534,509	421,000	75th%
EVP—Operations								$600 million
								division
Steven A. Warshauer	470,000	482,690	12,690	150,000	150,000	632,690	470,000	75th%
EVP—Operations								$820 million
								division

(1)
The increases in salaries and targets for the named executive officers became effective on April 1, 2014. The salary increase percentages were 2.7% for Mr. Wilhelm, 2.7% for Mr. Baumann, 2.7% for Mr. Toy, 12.3% for Mr. Huberty and 2.7% for Mr. Warshauer.

(2)
External salary data benchmarks are from the 2013 Executive Compensation Study presented to the Compensation Committee.

Tax and Accounting Considerations

        We measure stock-based compensation expense at the grant date, based on the fair value of the award, and the expense is recognized over the requisite employee service period (generally, the vesting period) for awards expected to vest (considering estimated forfeitures). Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1,000,000 per year unless the compensation qualifies as performance-based. The Compensation Committee's does take into consideration Section 162(m) in establishing compensation of our executives but considers other factors and business needs as well. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code.

Relationship between Compensation Plans and Risk

        The Committee has concluded that it is not reasonably likely that the risks arising from our compensation policies and practices would have a material adverse effect on the company due to a variety of factors. In reaching this conclusion, the Committee considered the following factors:

  •
  Our compensation program is designed to provide a mix of both fixed and variable incentive compensation with no one component of pay providing a disproportionate segment of the whole; and

  •
  Our compensation is balanced between a variety of different measures and both short-term and long-term incentives are designed to reward execution of our short-term and long-term corporate strategies.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing "Compensation Discussion and Analysis," and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement on Schedule 14A for filing with the Securities and Exchange Commission.

By the Compensation Committee,
Robert S. Roath (Chair) Karen M. Garrison Jonathan P. Ward

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal years ending December 31, 2013, 2012 and 2011 by our Principal Executive Officer (PEO), Principal Financial Officer (PFO) and the three other highest paid executive officers other than the PEO and PFO. These persons are referred to, collectively, as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension and NQDC Earnings ($)(3)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
James A Wilhelm	2013	794,101	—	—	—	177,100	19,357	24,591	(4)	1,015,149
President; Chief Executive	2012	652,453	—	1,000,000	—	125,000	53,376	24,859		1,855,688
Officer (PEO)	2011	640,215	—	—	—	236,800	113,677	22,159		1,012,851
G Marc Baumann	2013	550,021	—	—	—	110,688	—	117,233	(5)	777,942
Chief Financial Officer	2012	466,935	—	400,004	—	102,142	—	119,531		1,088,612
(PFO); President of Urban	2011	437,610	—	—	—	181,339	—	93,146		712,095
Operations
Daniel G. Huberty	2013	289,411	—	400,000	—	66,450	—	7,360	(6)	763,221
EVP—Operations
Robert Toy	2013	374,414	—	400,000	—	66,450	—	6,750	(7)	847,614
EVP—Operations
Steven A. Warshauer	2013	469,280	—	—	—	66,450	—	17,917	(8)	553,647
EVP—Operations	2012	448,846	—	300,009	—	76,653	—	15,116		840,624
	2011	440,424	—	—	—	103,918	—	10,736		555,078

(1)
The amounts for 2013 included in column (e) are comprised of restricted stock units. The amounts are the aggregate grant date fair values of awards granted in the fiscal year shown, computed in accordance with accounting guidance (excluding any risk of forfeiture). These RSUs were granted on December 3, 2013, and they all vest on December 3, 2018 after completion of five years of service from the grant date.

(2)
The amounts for 2013 included in column (g) reflect cash bonuses paid pursuant to our Management Incentive Compensation Program.

(3)
The amounts for 2013 included under column (h) for Mr. Wilhelm reflects the difference between our liability for his SERP benefits at the beginning and end of each respective year.

(4)
The amount for 2013 shown in column (i) for Mr. Wilhelm reflects contributions made by us under our 401(k) plan in the amount of $5,100, $2,064 for group term life insurance and $331 in premiums for an executive long-term disability policy. It also includes $4,980 in company-paid parking, $11,666 in club dues and $450 in airline clubs.

(5)
The amount for 2013 shown under column (i) for Mr. Baumann reflects contributions made by us under our 401(k) plan in the amount of $5,100, $2,064 for group term life insurance, $3,693 in company-paid parking and $475 in airline clubs. Also included are payments in the amount of $105,901 made in 2013 for insurance policies on behalf of Mr. Baumann.

(6)
The amount for 2013 shown under column (i) for Mr. Huberty reflects contributions made by us under our 401(k) plan in the amounts of $5,073, and $432 for group term life insurance, $1,405 for club dues and $450 for airline clubs.

(7)
The amount for 2013 shown under column (i) for Mr. Toy reflects contributions made by us under our 401(k) plan in the amount of $5,073 and $1,677 in contributions to a group term life insurance policy.

(8)
The amount for 2013 shown under column (i) for Mr. Warshauer reflects contributions made by us under our 401(k) plan in the amount of $5,100 and $2,064 in contributions to a group term life insurance policy. Also included are payments in the amount of $3,092 for company-paid parking, $5,100 attributable to a company-paid comprehensive physical exam and $2,561 in club dues.

 Employment Agreements

        Mr. Wilhelm.    We entered into an Amended and Restated Executive Employment Agreement with Mr. Wilhelm on January 28, 2009, as amended on January 25, 2012. Pursuant to the terms of this employment agreement, we have agreed to pay the annual premiums on certain life insurance policies insuring Mr. Wilhelm's life, and to continue to provide health insurance coverage for Mr. Wilhelm and his wife, until he attains age 65.

        If we terminate Mr. Wilhelm's employment for cause, Mr. Wilhelm is not entitled to severance but is entitled to receive salary continuation in the amount of $100,000, paid in monthly installments over his 18-month non-competition period or until his earlier death or disability. If we terminate Mr. Wilhelm's employment other than for cause, or if he resigns with good reason, Mr. Wilhelm is entitled to both severance and salary continuation, equal in the aggregate to five times his base salary and most recent annual bonus at the time of termination. Severance amounts are paid in accordance with our normal payroll schedule and the salary continuation payment is paid in monthly installments over the five-year non-solicitation period, or in each case until Mr. Wilhelm's earlier death or disability.

        Mr. Wilhelm's annual salary is governed by his employment agreement. His annual salary as of March 1, 2014 is $800,000, subject to annual cost of living adjustments pursuant to his employment agreement. Mr. Wilhelm is also entitled to an annual bonus based on corporate financial performance goals set annually; the minimum target amount of such bonus is $150,000 per year.

        Messrs. Baumann, Huberty, Toy and Warshauer.    We also have employment agreements with each of our other named executive officers. The agreement for Mr. Warshauer was amended on April 2, 2012 to adjust the salary continuation payments during the non-compete period. The agreements for these four named executive officers provide that following termination of their employment for any reason other than for cause, or the executive's voluntary termination, they will receive salary continuation payments upon termination. The amount of salary continuation payment is equal to the officer's current base salary and target bonus, which will continue to be paid through the end of the current employment period. Additional amounts may be paid as salary continuation; the total amount of both types of payments will be at least the equivalent of two times the current salary and target bonus. In the event of termination for cause or voluntary termination, no termination payments are paid but a salary continuation payment of $50,000 in total will be paid over 12 months.

        Each executive's compensation is governed largely by his respective employment agreement, subject to annual review. The annual salary for each as of March 1, 2014 is as follows: Mr. Baumann—$550,000, Mr. Huberty—$289,400, Mr. Toy—$374,400 and Mr. Warshauer—$470,000.

        Each of the named executive officers is entitled to an annual bonus based on corporate financial performance goals set annually. The formula and method of bonus calculation are identified in the "Compensation Discussion and Analysis—Management Incentive Compensation" section. In addition, Mr. Wilhelm is entitled to reimbursement for country club initiation fees and monthly dues. The agreements also provide for reimbursement of travel and other expenses in connection with their employment. As of April 1, 2014, the employment agreements terminate on the following dates, subject to the expiration of the annual renewal notice period: Mr. Wilhelm—May 1, 2015, Mr. Baumann—October 1, 2015, Mr. Huberty—October 2, 2014, Mr. Toy—October 2, 2014, and Mr. Warshauer—December 31, 2014.

Grants of Plan-Based Awards for 2013

        The following table sets forth information regarding grants of restricted stock units to our named executive officers that received RSUs pursuant to our Long-Term Incentive Plan and bonus amounts achievable pursuant to our Management Incentive Compensation Program during 2013. These RSUs represent the right, subject to the terms, conditions and vesting schedule of the Plan and applicable restricted stock unit agreement, to receive a distribution of a share of our common stock. The RSUs vest on December 3, 2018.

					All Other Stock Awards: Number of Shares of Stock or Units(2) (#)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)				Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
James A. Wilhelm	—	20,000	400,000	740,000	—	—
G Marc Baumann	—	12,500	250,000	375,000	—	—
Daniel G. Huberty	12/3/13	7,500	150,000	225,000	16,495	400,000
Robert Toy	12/3/13	7,500	150,000	225,000	16,495	400,000
Steven A. Warshauer	—	7,500	150,000	225,000	—	—

(1)
The amounts included in columns (c), (d) and (e) reflect the bonus amounts achievable pursuant to our Management Incentive Compensation Program.

(2)
Column (f) sets forth the number of RSUs granted on December 3, 2013.

(3)
Column (g) sets forth the grant date fair value of the RSUs based on the closing price of our common stock on the grant date, December 3, 2013, and computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End 2013

        The following table shows stock awards subject to certain restrictions and other contingencies outstanding on December 31, 2013, the last day of our fiscal year, for our named executive officers. No named executive officer held stock options as of December 31, 2013.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
James A. Wilhelm	28,748	(1)	748,598
G Marc Baumann	53,499	(2)	1,393,114
Daniel G. Huberty	16,495	(3)	429,530
Robert Toy	16,495	(4)	429,530
Steven A. Warshauer	50,625	(5)	1,318,275

(1)
These RSUs will vest in two equal annual installments commencing on 10/4/14.

(2)
42,000 of these RSUs will vest on 7/16/2015 and 11,499 of these RSUs will vest in two equal annual installments commencing on 10/4/14.

(3)
These RSUs will vest on 12/3/18.

(4)
These RSUs will vest on 12/3/18.

(5)
42,000 of these RSUs will vest on 11/16/2014 and 8,625 of these RSUs will vest in two equal annual installments commencing on 10/4/14.

 Option Exercises and Stock Vested During 2013

        The following table shows the number of shares acquired upon exercise of options as well as the shares of stock that became free of restrictions and the value of by each participating named executive officer during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James A. Wilhelm	—	—	14,374	345,695
G Marc Baumann	—	—	5,750	138,288
Daniel G. Huberty	—	—	—	—
Robert Toy	—	—	—	—
Steven A. Warshauer	—	—	4,312	103,704

Option Re-Pricing

        We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards during fiscal year 2013.

Pension Benefits

        The following table describes pension benefits to our participating named executive officers:

Executive	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
James A. Wilhelm	Deferred Compensation Agreement	(1)	$963,701	—

(1)
The benefit provided under Mr. Wilhelm's SERP is not based on a credited service calculation or vesting but rather is a fixed benefit payable at age 65 subject to certain restrictions as described in the Compensation Discussion and Analysis under the section titled "Retirement Benefits and Deferred Compensation Opportunities."

 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

        Our named executive officers participated in a Deferred Compensation Plan that provided each with the opportunity to defer an amount which, when combined with his 401(k) plan deferral, will equal the maximum allowable deferral pursuant to the IRS section 415 limits. The following table sets forth the nonqualified deferred compensation of our named executive officers that received such compensation for the fiscal year ending December 31, 2013.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
James A. Wilhelm	93,040	4,450	7,010	—	388,329
G Marc Baumann	11,551	4,450	1,876	—	69,793
Daniel G. Huberty	12,271	4,450	26	—	16,747
Robert Toy	14,640	4,450	1,554	—	20,643
Steven A. Warshauer	16,472	4,450	1,708	—	80,131

(1)
The amounts included in column (b) are included as Salary in column (c) of the Summary Compensation Table.

(2)
The amounts included in column (c) are included as All Other Compensation in column (i) of the Summary Compensation Table.

Potential Payments on Termination or Change in Control

  Potential Payments to Chief Executive Officer

        Pursuant to Mr. Wilhelm's employment agreement, if he is terminated for any reason, we are obligated to pay him or his estate, as applicable, an amount equal to his base salary earned through the date of termination plus accrued but unused vacation pay and other benefits earned through the date of termination. In addition, we are required to make the following payments to Mr. Wilhelm:

  •
  if his termination occurs for any reason other than (i) cause, (ii) performance reasons, (iii) his voluntary resignation without good reason (as defined in his employment agreement) or (iv) his disability, an amount equal to five times the sum of his most recent annual base salary plus the amount of any annual bonus paid to him for the immediately preceding calendar year, payable in equal monthly installments over a period of 60 months;

  •
  if we terminate him for cause, an amount equal to $100,000, payable in equal monthly installments over a period of 18 months; and

  •
  if we terminate him because of performance reasons or he voluntarily terminates his employment without good reason (as defined in his employment agreement), an amount equal to his annual base salary in effect at the date of termination, payable in equal monthly installments over a period of 18 months.

        We own certain life insurance policies insuring the life of Mr. Wilhelm, and he has various rights with respect to these policies if he is terminated (in addition to rights that he has with respect to those policies while he is still employed). If Mr. Wilhelm's employment is terminated for any reason other than cause, performance reasons or his voluntary termination, he may elect either to have one hundred percent (100%) of our ownership interest in the life insurance policies assigned to him or to require us to maintain the policies, with the cost of such maintenance to be borne by us. Notwithstanding the foregoing, if Mr. Wilhelm's employment is terminated as the result of his death or at any time before he has acquired ownership of any of the life insurance policies, we will pay his beneficiary, without reduction, the full death benefits payable under those policies that have not previously been acquired by Mr. Wilhelm.

  Potential Payments to Other Named Executive Officers

        Each of our employment agreements with Messrs. Baumann, Huberty, Toy and Warshauer is terminable by us for cause. If their employment is terminated by reason of their death, we are obligated to pay their respective estates an amount equal to the base salary earned through the end of the calendar month in which death occurs, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of termination.

        If the employment of Messrs. Baumann, Huberty, Toy or Warshauer is terminated by reason of their disability, we are obligated to pay him or his legal representative an amount equal to his annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of termination. Upon termination of the employment of Messrs. Baumann, Huberty, Toy or Warshauer for any reason other than cause or the executive's voluntary resignation without good reason, we must (i) pay the executive, for a period of 24 months following termination, payments at the rate of the executive's most recent annual base salary and annual target bonus, and (ii) provide the executive and/or his family with certain other benefits. Upon termination of the employment of Messrs. Baumann, Huberty, Toy and Warshauer for cause or by reason of the executive's voluntary resignation without good reason, we must pay the executive the sum of $50,000 over a 12-month period.

        Messrs. Baumann, Huberty, Toy and Warshauer are subject to non-competition and non-solicitation agreements for 24 months following termination of their employment.

        Post-Employment Payments—The following table describes certain potential payments and benefits upon termination for Mr. Wilhelm, our Principal Executive Officer, as if his employment terminated as of December 31, 2013, the last business day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason or Termination by Company for Performance Reasons ($)		Voluntary Resignation for Good Reason ($)		Termination by Company Not for Cause or Performance Reasons ($)		Termination by Company for Cause ($)		Termination by the Company Within 24 Months Following a Change in Control ($)
Compensation
Base salary	800,000	(1)	4,885,548	(2)	4,885,548	(2)	100,000	(1)	4,885,548	(2)
Cash incentive	—		—	(3)	—	(3)	—		—	(3)
Restricted Stock Units—Accelerated	—		—		—		—		748,598
Benefit and Perquisites
Health Benefits	—		51,625	(4)	51,625	(4)	—		51,625	(4)
Total(5)	800,000		4,937,173		4,937,173		100,000		5,685,771

(1)
Payable as salary continuation over 18 months.

(2)
Payable as salary continuation over 60 months.

(3)
Bonus incentive is included within calculation of base salary per employment agreement severance provision.

(4)
Estimated cost of health insurance coverage continuation for 60 months computed at current premium.

(5)
Does not include payments to be made pursuant to Mr. Wilhelm's SERP, annual insurance premiums on certain life insurance policies our company currently owns insuring Mr. Wilhelm's life, or health insurance coverage for Mr. Wilhelm and his wife, all of which are payable following termination regardless of reason. See "Compensation Discussion & Analysis—Compensation Program Components—Retirement Benefits and Deferred Compensation Opportunities."

          Post-Employment Payments—The following table describes certain potential payments and benefits upon termination for Mr. Baumann, our Principal Financial Officer, as if his employment terminated as of December 31, 2013, the last business day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)		Voluntary Resignation for Good Reason ($)		Termination by Company Not for Cause ($)		Termination by Company for Cause ($)		Termination by the Company Within 24 Months Following a Change in Control ($)
Compensation
Base salary	50,000	(1)	1,100,000	(2)	1,100,000	(2)	50,000	(1)	1,100,000	(2)
Target cash incentive	—		500,000	(2)	500,000	(2)	—		500,000	(2)
Restricted Stock Units—Accelerated	—		—		—		—		1,393,114
Benefits and Perquisites
Health Benefits	—		24,796	(3)	24,796	(3)	—		24,796	(3)
Insurance funding	—		716,604	(4)	716,604	(4)	—		716,604	(4)
Total	50,000		2,341,400		2,341,400		50,000		3,734,514

(1)
Payable as salary continuation for 12 months.

(2)
Payable as salary continuation for 24 months.

(3)
Estimated cost of health insurance coverage continuation until October 1, 2015 computed at current premium.

(4)
Estimated cost of certain life insurance policy payments computed based on 2013 premiums.

        Post-Employment Payments—The following table describes certain potential payments and benefits upon termination for Mr. Huberty, an Executive Vice President, as if his employment terminated as of December 31, 2013, the last business day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)		Voluntary Resignation for Good Reason ($)		Termination by Company Not for Cause ($)		Termination by Company for Cause ($)		Termination by the Company Within 24 Months Following a Change in Control ($)
Compensation
Base salary	50,000	(1)	578,800	(2)	578,800	(2)	50,000	(1)	578,800	(2)
Target cash incentive	—		300,000	(2)	300,000	(2)	—		300,000	(2)
Restricted Stock Units—Accelerated	—		—		—		—		429,530
Benefits and Perquisites
Health Benefits	—		22,136	(3)	22,136	(3)	—		22,136	(3)
Total	50,000	(1)	900,936		900,936		50,000		1,330,466

(1)
Payable as salary continuation over 12 months subject to compliance with covenants not to solicit or compete for 24 months.

(2)
Payable as salary continuation over 24 months subject to compliance with covenants not to solicit or compete for 24 months.

(3)
Estimated cost of health insurance coverage continuation through June 30, 2015 computed at current premium.

        Post-Employment Payments—The following table describes certain potential payments and benefits upon termination for Mr. Toy, an Executive Vice President, as if his employment terminated as of December 31, 2013, the last business day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)		Voluntary Resignation for Good Reason ($)		Termination by Company Not for Cause ($)		Termination by Company for Cause ($)		Termination by the Company Within 24 Months Following a Change in Control ($)
Compensation
Base salary	50,000	(1)	748,800	(2)	748,800	(2)	50,000	(1)	748,800	(2)
Target cash incentive	—		300,000	(2)	300,000	(2)	—		300,000	(2)
Restricted Stock Units—Accelerated	—		—		—		—		429,530
Benefits and Perquisites
Health Benefits	—		8,169	(3)	8,169	(3)	—		8,169	(3)
Total	50,000		1,056,969		1,056,969		50,000		1,486,499

(1)
Payable as salary continuation over 12 months subject to compliance with covenant not to solicit.

(2)
Payable as salary continuation over 24 months subject to compliance with covenant not to solicit.

(3)
Estimated cost of health insurance coverage continuation through March 31, 2015 computed at current premium.

        Post-Employment Payments—The following table describes certain potential payments and benefits upon termination for Mr. Warshauer, an Executive Vice President, as if his employment terminated as of December 31, 2013, the last business day of the fiscal year.

Compensation Component	Voluntary Resignation Not for Good Reason ($)		Voluntary Resignation for Good Reason ($)		Termination by Company Not for Cause ($)		Termination by Company for Cause ($)		Termination by the Company Within 24 Months Following a Change in Control ($)
Compensation
Base salary	50,000	(1)	940,000	(2)	940,000	(2)	50,000	(1)	940,000	(2)
Target cash incentive	—		300,000	(2)	300,000	(2)	—		300,000	(2)
Restricted Stock Units—Accelerated	—		—		—		—		1,318,275
Benefits and Perquisites
Health Benefits	—		11,285	(2)	11,285	(2)	—		11,285	(2)
Total	50,000		1,251,285		1,251,285		50,000		2,569,560

(1)
Payable as salary continuation for 12 months subject to compliance with covenants not to solicit or compete for 24 months.

(2)
Payable as salary continuation for 24 months subject to compliance with covenants not to solicit or compete for 24 months.

(3)
Estimated cost of health insurance coverage continuation through December 31, 2013 computed at current premium.

DIRECTOR COMPENSATION

Director Compensation Disclosure Table

        The following table sets forth the compensation earned for services rendered to us for the fiscal year ending December 31, 2013 by our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Charles L. Biggs	117,500	55,000		—	—	172,500
Karen M. Garrison	115,000	55,000		—	—	170,000
Paul Halpern	75,000	55,000	(3)	—	—	130,000
Robert S. Roath	107,500	—		80,000	—	187,500
Michael J. Roberts(4)	13,614	55,000		—	—	68,614
Jonathan P. Ward	50,000	55,000		—	—	105,000
Myron C. Warshauer	32,962	55,000		—	—	87,962
Gordon H. Woodward	62,500	55,000		—	—	117,500

(1)
Represents the aggregate grant date fair value computed in accordance with accounting rules.

(2)
Each share of phantom stock is the economic equivalent of one share of common stock. The shares of phantom stock become payable, in cash or common stock, at the election of the reporting person upon a qualifying distribution event.

(3)
Accrued but not issued.

(4)
Resigned effective June 14, 2013.

        In 2013 Charles L. Biggs and Karen M. Garrison each received $30,000 in cash as an annual retainer and Robert S. Roath, who also serves as Chairman, received $50,000 in cash as an annual retainer. Michael J. Roberts received $13,614 in cash and Myron C. Warshauer received $20,462 in cash, which represented the pro rata portion of his annual retainer for the period served as director in 2013.

        Messrs. Biggs, Halpern, Roberts, Ward, Warshauer and Woodward and Ms. Garrison each received a fully vested stock grant of 2,596 shares of common stock on April 24, 2013 for their service as directors. Mr. Roath received a grant of 3,777 shares of phantom stock on April 24, 2013 for his service as a director and the chairman of the board.

        All of the directors, except Mr. Wilhelm, received $2,500 for each Board or committee meeting that he or she attended. All directors received reimbursement for expenses incurred in connection with such meetings. The Chair of the Audit Committee, Mr. Biggs, received an additional annual retainer of $20,000, and the chair of the Nominating & Corporate Governance Committee, Ms. Garrison, and Chair of the Compensation Committee, Mr. Roath, each received an additional retainer of $10,000 per year.

 EQUITY COMPENSATION PLAN INFORMATION

        This table provides information about our common stock subject to equity compensation plans as of December 31, 2013:

Equity Compensation Plan Information Table

Plan Category	Number of Securities to be Based Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securities holders	722,469	$0.06	605,025
Equity compensation plans not approved by securities holders	—	—	—

Total	722,469	$0.06	605,025

        If any stock award expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such stock award reverts to and again becomes available for issuance under the Plan. If any common stock acquired pursuant to the exercise of an option for any reason is repurchased by us under an unvested share repurchase option provided under the Plan, the stock repurchased by us under such repurchase option will revert to and again become available for issuance under the Plan. The foregoing notwithstanding, subject to the adoption of the Plan Amendment, common stock which is withheld from an award to pay the exercise price with respect to such award or to pay a participant's tax obligations with respect to an award shall not again be available for issuance under the Plan.

TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS

        The following is a summary of transactions during 2013, or currently proposed transactions, between our company and our executive officers, directors, nominees, principal stockholders and other related persons involving amounts in excess of $120,000. The Audit Committee has approved each of the transactions with a related person described below.

Agreements Related to Myron C. Warshauer

        Myron C. Warshauer, one of our director nominees, was our Chief Executive Officer until October 15, 2001, when his employment period terminated under our employment agreement with him dated as of March 30, 1998. This agreement, which was amended on July 7, 2003 and May 10, 2004, requires us to pay Mr. Warshauer various post-employment benefits. In 2013 Mr. Warshauer received payments of $506,377, which included payments for health and dental insurance, office space and secretarial coverage. This agreement also restricts Mr. Warshauer from competing with us.

        In addition, we entered into a consulting agreement with Shoreline Enterprises, LLC, which is solely owned by Myron C. Warshauer, dated October 16, 2001, as amended on May 10, 2004. Pursuant to this agreement, Mr. Warshauer provides consulting services under the title of Vice Chairman (Emeritus), which title and role is not that of an officer, director, employee or agent of our company. We paid Shoreline $178,000 in 2013 under this arrangement.

        Both of these agreements terminate on December 5, 2014 and permit Mr. Warshauer to provide us with consulting services to the extent and manner as he determines.

 Related Arrangements with Affiliates

        In 2013 we provided property management services for twelve separate retail shopping centers and commercial office buildings in which D&E Parking, Inc. has an ownership interest. Edward Simmons, an executive officer of SP Plus, has an ownership interest in D&E. In consideration of the property management services we provided for these twelve properties, we recorded net management fees totaling $285,000 in 2013.

SECURITY OWNERSHIP

Beneficial Ownership of Directors and Executive Officers

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 3, 2014, by:

  •
  each of the executive officers named in the "Summary Compensation Table" above;

  •
  each of our directors and nominees for director; and

  •
  all current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 3, 2014, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder.

        Except as indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property.

        Percentage beneficially owned is based on 21,977,311 shares of common stock outstanding on March 3, 2014, and is calculated in accordance with the rules of the Securities and Exchange

Commission. Unless otherwise indicated, the address of each of the individuals named below is: c/o SP Plus Corporation, 200 E Randolph Street, Suite 7700, Chicago Illinois 60601-7702.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned		Shares Issuable Pursuant to Options Exercisable Within 60 days of March 3, 2014		Percent Beneficially Owned (%)
James A. Wilhelm	109,010	(1)	—		*
G Marc Baumann	56,808	(2)	—		*
Daniel G. Huberty	16,495	(3)	—		*
Robert Toy	16,495	(4)	—		*
Steven A. Warshauer	53,537	(5)	—		*
Charles L. Biggs	43,252		—		*
Karen M. Garrison	40,002		—		*
Paul Halpern	2,596	(6)	—		*
Robert S. Roath	92,368		—	(7)	*
Jonathan P. Ward	2,596		—		*
Myron C. Warshauer	13,846		—		*
Gordon H. Woodward	2,596	(8)	—		*
All directors and executive officers as a group (20 persons)	533,349	(9)	—		2.4

*
Less than 1% of the outstanding shares of common stock.

(1)
Includes 28,748 restricted stock units.

(2)
Includes 53,499 restricted stock units.

(3)
Comprised of 16,495 restricted stock units.

(4)
Comprised of 16,495 restricted stock units.

(5)
Includes 50,625 restricted stock units.

(6)
Pursuant to an agreement, Mr. Halpern intends to transfer his pecuniary interest in these shares to VCM STAN-CPC Holdings, LLC, but has retained all voting and dispositive power with respect to such shares. Mr. Halpern disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Does not include 8,021 shares of phantom stock, each of which is the economic equivalent of one share of common stock. The shares of phantom stock become payable, at the election of Mr. Roath, upon a qualifying distribution event.

(8)
Pursuant to the terms of an Assignment and Transfer Agreement entered into on January 1, 2013, Mr. Woodward transferred his pecuniary interest in these shares to Kohlberg & Co., L.L.C., but has retained all voting and dispositive power with respect to such shares. Mr. Woodward disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)
Includes 430,012 restricted stock units issued to the executive officers as a group.

Change in Control

        We are unaware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our company.

Beneficial Ownership of More than Five Percent of Common Stock

        The following table sets forth information regarding the beneficial ownership of our common stock as of February 14, 2014, by each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent Beneficially Owned (%)*
2929 CPC Holdco, LLC	1,341,251	(1)	6.1
2929 Arch Street, Suite 1650
Philadelphia, PA 19104
Janus Capital Management LLC	1,801,430	(2)	8.2
151 Detroit Street
Denver, Colorado 80206
Kohlberg CPC Rep, L.L.C.	3,613,167	(3)	16.4
111 Radio Circle
Mount Kisco, NY 10549
VCM STAN-CPC Holdings, LLC	1,127,077	(4)	5.1
2929 Arch Street, Suite 1800
Philadelphia, PA 90067
Wellington Management Company, LLP	2,516,930	(5)	11.5
280 Congress Street
Boston, MA 02210

*
Percentages based on 21,977,311 shares of common stock outstanding on March 3, 2014.

(1)
Based solely on information obtained from a Schedule 13D filed by 2929 CPC Holdco, LLC with the SEC on or about October 12, 2012. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in 2929 CPC Holdco, LLC's Schedule 13D.

(2)
Janus Capital Management LLC has a direct 96.7% ownership stake in INTECH Investment Management ("INTECH") and a direct 99.6% ownership stake in Perkins Investment Management LLC ("Perkins"). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of their Schedule 13G/A filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, "Managed Portfolios").

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,801,430 shares or 8.2% of the shares outstanding of SP Plus common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

Based solely on information obtained from a Schedule 13G/A filed by Janus Capital Management LLC and Janus Venture Fund with the SEC on or about February 14, 2014. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A of Janus Capital Management LLC and Janus Venture Fund.

(3)
Based solely on information obtained from a Schedule 13D filed by Kohlberg CPC Rep, L.L.C. with the SEC on or about October 12, 2012. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Kohlberg CPC Rep, L.L.C.'s Schedule 13D.

(4)
Based solely on information obtained from a Form 4 filed by VCM STAN-CPC Holdings, LLC with the SEC on or about January 2, 2014. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in VCM STAN-CPC Holdings, LLC's Form 4.

(5)
Based solely on information obtained from a Schedule 13G filed by Wellington Management Co., LLP with the SEC on or about January 10, 2014. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Wellington Management Co.'s Schedule 13G.

PROPOSAL NO. 2—ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS

        As noted in the preceding extensive and comprehensive discussion, executive compensation is an important matter both to us and, we believe, to our stockholders. Also, beginning in 2011, under legislation that Congress enacted, our stockholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules of the SEC. At our 2013 annual meeting of stockholders, the affirmative vote of the holders of approximately 95.2% of the shares represented in person or by proxy and entitled to vote approved, by non-binding vote, the 2012 executive compensation of our named executive officers. In 2014 we are again seeking input from stockholders with this advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the executive compensation disclosure rules of the SEC.

        The Compensation Committee has overseen the development and implementation of our executive compensation programs. We have designed our compensation programs to directly link a significant portion of the compensation of our named executive officers to defined performance standards that promote balance between the drive for near-term growth and long-term increase in stockholder value. The Compensation Committee also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy.

        The Compensation Committee bases its executive compensation decisions on our core compensation principles, including the following:

  •
  incentivizing our executives to perform with stockholders' interests in mind;

  •
  assembling and maintaining a senior leadership team with the skills necessary to successfully execute our business strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

  •
  balancing awards earned for short-term results with awards earned for strategic decisions that we expect to sustain our long-term performance.

        We believe that our existing compensation programs have been effective at motivating our key executives, including our named executive officers, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our company so their interests are aligned with our stockholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Following the Central Merger, which effectively doubled the size and complexity of our company, we maintained continuity in our compensation programs. Our 2014 compensation programs are built on the same general and conservative principles that we have historically followed. Our new management team will participate in a single, consistent and straightforward program.

        With our core compensation principles in mind, the Compensation Committee took compensation actions in 2013 including the following:

  •
  structuring our annual cash incentive awards for fiscal year 2013 to reflect the forecasted performance of our company rather than simply basing the awards on historical results, including certain adjustments in base salary and annual incentive targets effective in early 2013;

  •
  integrating the new executive pay packages from the Central Merger into the current company model, which is generally more conservative;

  •
  issuing a one-time restricted stock grant mostly to the Central executives who assumed key executive roles in the business to align the interests of these executives with our stockholders' long-term interests, as well as to address the internal inequity with peer executives from the legacy Standard Parking company; and

  •
  placing more emphasis on variable pay (annual incentive) with respect to growth in executive compensation opportunity.

        Compensation actions like those described above evidence our philosophy of aligning executive compensation with our performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

        Our Board would like the support of our stockholders for the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. This advisory vote on the compensation of our named executive officers allows our stockholders to express their opinions about our executive compensation programs. As we seek to align our executive compensation programs with our performance results and stockholders' interests, we ask that our stockholders approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, for the reasons we discuss above, our Board recommends that stockholders vote in favor of the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the 2014 proxy statement."

        Although this advisory vote on the compensation of our named executive officers is not binding on us, as provided by law, our Board or the Compensation Committee will review and consider the outcome of this advisory vote and, consistent with our record of stockholder engagement, will take it into account when making future compensation decisions for our named executive officers.

OUR BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2,
THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        At its meeting on March 12, 2014, the Audit Committee recommended the appointment of Ernst & Young LLP as the independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2014. At the Annual Meeting, our stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares.

        We expect that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any appropriate questions.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3, THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

AUDIT COMMITTEE DISCLOSURE

General

        The Audit Committee of our Board is primarily responsible for the oversight of the quality and integrity of our accounting and reporting practices and controls, and our financial statements and reports; compliance with legal and regulatory requirements; the independent auditors' qualifications and independence; and the performance of our internal audit function and independent auditors. A complete description of the Audit Committee's function may be found in its charter, which is attached to this Proxy Statement as Appendix A and may also be accessed through the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

Independent Auditors' Fees

        The Audit Committee, with the approval of the stockholders, engaged Ernst & Young LLP to perform an annual audit of our financial statements for the fiscal year ended December 31, 2013. The following table describes fees for professional audit services rendered by Ernst & Young LLP, our principal accountant, for the audit of our annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by Ernst & Young LLP during these periods.

Type of Fee	2013	2012
Audit Fees(1)	$2,009,000	$2,332,000
Audit-Related Fees(2)	—	1,072,000
Tax Fees(3)	44,000	—
All Other Fees(4)	2,000	1,095,000

Total	$2,055,000	$4,499,000

(1)
Audit Fees include the aggregate fees paid by us during the year indicated for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements, including the integrated audit of internal control over financial reporting, financial statement audits of entities related to our consolidated financial statements, the reviews of our quarterly reports on Form 10-Q and review of registration statements and issuance of consents and other services related to SEC matters. Audit Fees in 2013 also include $406,000 of fees related to the 2012 audit which were not finalized at the time the 2012 Proxy Statement was issued and fees related to our 2012 Form 10-K/A filed with the SEC on November 19, 2013.

(2)
Audit-Related Fees include the aggregate fees paid by us during the year indicated for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees, including general accounting advice and due diligence related to mergers and acquisitions.

(3)
Tax Fees include the aggregate fees paid by us during the year indicated for tax compliance including preparation, review and filing of tax returns and assistance with tax audits and appeals.

(4)
All Other Fees include the aggregate fees paid by us during the year indicated for products and services provided by Ernst & Young LLP, other than the services reported above. In 2013 and 2012, All Other Fees consists of advisory services related to our integration of an acquisition and fees related to online research tools.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Pursuant to our pre-approval policy and procedures, the Audit Committee was responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our company and our independent auditors. The Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of our independent auditors, and has established a policy concerning the pre-approval of services performed by our independent auditors. Each proposed engagement not specifically identified by the Securities and Exchange Commission as impairing independence is evaluated for independence implications prior to entering into a contract with the independent auditor for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with auditor independence. These services are the audit of our annual financial statements and review of financial statements included in our Forms 10-Q and Form 10-K, and 401(k) Plan audit for 2013 was approved by the Audit Committee on March 3, 2013. Additionally, each permissible audit and non-audit engagement or relationship between us and Ernst & Young LLP entered into since December 1, 2002 has been reviewed and approved by our Board or the Audit Committee, as provided in our pre-approval policies and procedures.

        We have been advised by Ernst & Young LLP that substantially all of the work done in conjunction with its 2013 audit of our financial statements for the most recently completed year was performed by permanent, full-time employees and partners of Ernst & Young LLP and affiliated entities. We have received confirmation and a letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2013. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate such information by reference in such filing.

        In connection with the financial statements for the fiscal year ended December 31, 2013, our Audit Committee has been focused on several topics, including:

            (i)  overseeing our Section 404 internal controls project, including a review and assessment of the scope, principles, plans, risk areas and budget for the project and direct discussions with our independent auditors and our internal audit department;

           (ii)  reviewing and assessing our internal audit, controllership and finance functions;

          (iii)  reviewing our risk management efforts, including our insurance and our compliance program and related investigations;

          (iv)  discussing with Ernst & Young LLP and management accounting topics, proposed rules of the Public Company Accounting Oversight Board, and a review of our critical accounting policies;

           (v)  monitoring the processes by which our Chief Executive Officer, Chief Financial Officer and Corporate Controller certify the information contained in our quarterly and annual filings;

          (vi)  reviewing and approving our policy regarding the retention of auditors and considering and approving such retentions as appropriate;

         (vii)  reviewing our approach toward establishing reserves;

        (viii)  reviewing and discussing with management each of our quarterly financial statements and our audited financial statements for 2013, and related issues and disclosure items, along with a discussion with Ernst & Young LLP of those matters identified by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding "Communication with Audit Committees";

          (ix)  receiving and reviewing the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and discussing with Ernst & Young LLP its independence from our company; and

           (x)  reviewing the change in accounting related to the Bradley Agreement that led to the restatement in 2013 and confirming that the design deficiency that constituted a material weakness in our internal controls over financial reporting related to the Bradley Agreement as of December 31, 2012 had been remediated as of December 31, 2013.

        As part of its oversight role and in reliance upon its reviews and discussions as outlined above, the Audit Committee recommended, and the Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC and presentation to our stockholders. The Audit Committee also recommended that Ernst & Young LLP be re-appointed as our independent auditors to serve until the 2014 annual meeting of stockholders, and that the Board submit this appointment to our stockholders for approval at the Annual Meeting.

THE AUDIT COMMITTEE
Charles L. Biggs (Chair) Karen M. Garrison Paul Halpern

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our equity securities to file with the Securities and Exchange Commission initial reports of beneficial ownership of the common stock and reports of changes in their beneficial ownership and to furnish us with copies of those reports.

        To our knowledge, based solely upon a review of copies of reports furnished to us or written representations from certain reporting persons, we believe that during 2013, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were met in a timely manner, except in the following instances:

  •
  Keith B. Evans' initial filing on Form 3 was filed late.

  •
  Myron C. Warshauer had two late filings covering four transactions.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC), "Report of the Compensation Committee," and "Report of the Nominating & Corporate Governance Committee" will not be deemed incorporated, unless specifically provided otherwise in that other filing.

THE BOARD OF DIRECTORS

Chicago, April 3, 2014

SP PLUS CORPORATION

APPENDIX A

AUDIT COMMITTEE CHARTER

        Adopted by the Board the 23rd day of August, 2013.

Organization

        The Board of Directors (the "Board") of SP Plus Corporation (the "Company") shall appoint annually an audit committee (the "Committee") composed of not less than three non-employee, independent members of the Board, i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and each of whom is otherwise "independent" under the rules of The NASDAQ Stock Market, Inc. ("NASDAQ"). In addition, a member of the Committee may not (i) accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board; (ii) be an affiliate of the Company or own or control 10% or more of the Company's voting securities, or such lower measurement as may be established by the Securities and Exchange Commission ("SEC"); and (iii) participate in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years.

        The Board, by resolution of a majority of the directors, shall appoint (and may remove) the members of the Committee. All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Committee shall determine that at least one member is an "audit committee financial expert," as defined by Item 407(d)(5) of SEC Regulation S-K, as it may be modified or supplemented.

        The Board, by resolution of a majority of the directors, shall designate one member of the Committee to act as the Chairperson of the Committee. The Committee member so designated shall (i) chair all the meetings of the Committee; and (ii) perform such other activities as from time to time are requested by the other directors or as circumstances indicate.

        The Committee shall serve at the discretion of the Board, and the Board shall have the power at any time to change the membership of the Committee and to fill vacancies on the Committee, subject to the independence, experience and financial expertise requirements referred to above.

        The Committee will ordinarily meet at least quarterly each year, generally in advance of the release of quarterly financial statements, and at any additional time as either the Board or the members of the Committee deem necessary. In addition, the Committee will meet on a periodic basis with management, the director of the internal auditing department and the independent public accountant to discuss any matters that the Committee or any of these persons or firms believes should be discussed. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Chairperson has the power to call a Committee meeting whenever he or she determines there is a need. Meetings will follow an agenda and approved minutes of the meeting will be maintained and distributed to each director of the Company after each meeting. The Committee will require that the independent accountants be available to meet with the full Board at least annually. The operation of the Committee shall be subject to the by-laws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

        The Committee shall meet in separate executive sessions following each Committee meeting. During at least some portion of each executive session, no non-Committee member or member of the Corporation's management shall be present.

 Purpose

        The primary function of the Committee is to assist and guide the Board in fulfilling its oversight responsibilities to the Company's stockholders with respect to (i) the Company's corporate accounting and financial reporting practices; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent public accountant's qualifications and independence; (iv) the performance of the Company's internal audit function and independent public accountant; (v) the quality and integrity of the Company's financial statements and reports, (vi) reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent public accountant; (vii) approving the report that management produces which the rules of the SEC require be included in the Company's annual proxy statement; and (viii) oversight of the Company's Code of Business Conduct and Ethics as applied to the Company's directors and executive officers; and (ix) reviewing and approving the Company's decision to enter into swaps. The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the independent public accountant, the Company's financial management and internal auditors.

Oversight of the Independent Public Accountant

        The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations and the internal audit department is responsible for testing and reporting on internal controls and procedures. The independent public accountant is responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

        The independent public accountant for the Company is accountable to the Board and the Committee, as representatives of the stockholders. The Committee is directly responsible for the appointment, fees, retention and oversight of the work of the independent public accountant (including resolving disagreements between management and the auditors regarding financial reporting). The Committee has the authority and responsibility to appoint, retain and terminate the Company's independent public accountant. The Company's independent public accountant shall report directly to the Committee.

        The independent public accountant shall submit to the Committee annually a formal written statement (the "Auditors' Statement") describing (a) the auditors' internal quality-control procedures; (b) any material issues raised by the most recent internal quality control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (c) (to assess the auditors' independence) all relationships between the independent public accountant and the Company, including each non-audit service provided to the Company and consistent with applicable requirements of the Public Accounting Oversight Board regarding the Company's accountant's communication with the Committee concerning independence.

        The independent public accountant shall submit to the Committee annually a formal written statement of the aggregate fees billed for each of the last two fiscal years in each of the following categories: (i) professional services rendered by the independent public accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) assurance and related services by the independent public accountant that are reasonably related to the performance of the audit or review of the Company's financial statements; (iii) professional services rendered by the independent public accountant for tax compliance, tax advice, and tax planning; and (iv) products and services provided by the independent public accountant, other than services described in clauses (i), (ii), and (iii). The written statement shall describe the nature of the services comprising the fees disclosed under clauses (ii), (iii) and (iv).

Committee Duties and Responsibilities

        In fulfilling its responsibilities, the Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To carry out its purposes and to implement the policy of the Committee, the Committee shall have the following responsibilities, duties and powers:

        1.     With respect to independent public accountant,

          (a)   Decide whether to appoint, retain or terminate the Company's independent public accountant, including sole authority to approve all audit engagement fees and terms, including scope, extent and procedures of the audit and the compensation to be paid for the audit, and to pre-approve all audit and non-audit services to be provided by the independent public accountant and to consider whether the outside auditors' provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors. The Committee shall monitor and evaluate the auditors' qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the independent public accountant (including resolving disagreements between management and the auditor regarding financial reporting). In conducting such evaluations, the Committee shall:

    •
    Evaluate the qualifications, performance, and independence of the independent public accountant and the lead audit partner and, if so determined by the Committee, recommend that the Board replace the independent public accountant or the lead partner;

    •
    Review the opinions of management and the Company's internal auditors in assessing the independent public accountant's qualifications, performance and independence;

    •
    Discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner, which rotation must occur not less than once every five years, and consider whether there should be a regular rotation of the audit firm itself; and

    •
    Ensure that the independent public accountant prepares and delivers annually the Auditor's Statement (it being understood that the independent public accountant is responsible for the accuracy and completeness of the statement), review such statement, discuss with the independent public accountant any relationships or services disclosed (such as the provision of non-audit related services) in the statement that may impact the quality of the audit services or the objectivity and independence of the Company's independent public accountant, and ensure that the statement delineates all relationships between the auditors and the Company and any other items that may be required by the matters set forth in the applicable requirements of the Public Company Accounting Oversight Board;

          (b)   Review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K;

          (c)   Confer with the independent public accountant and senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls;

          (d)   Discuss with the independent public accountant the results of the annual audit, including the auditors' assessment of the appropriateness of the analysis of significant accounting matters, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements, and any other matters required to be communicated to the Committee by the independent public accountant under generally accepted accounting standards; and

          (e)   Obtain from the independent public accountant in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices to be used, and any material written communications between the independent public accountant and management, such as any "management" letter or schedule of unadjusted differences.

        2.     With respect to the internal accounting department,

          (a)   Evaluate the cooperation received by the independent public accountant during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information;

          (b)   As necessary, review the appointment or replacement of the chief accounting officer; and

          (c)   Advise the director of internal audit that he or she is expected to provide the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department relating to internal controls over financial reporting and management's responses thereto.

        3.     With respect to financial reporting principles and polices and internal controls and procedures,

          (a)   Consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent public accountant required by or referred to in the Public Company Accounting Oversight Board's interim standard AU 380, Communication with Audit Committees, as it may be modified or supplemented, including reports and communications related to:

    •
    deficiencies noted in the audit in the design or operation of internal controls;

    •
    consideration of fraud in a financial statement audit;

    •
    detection of illegal acts;

    •
    the independent public accountant's responsibility under generally accepted auditing standards;

    •
    any restriction on audit scope;

    •
    significant accounting policies;

    •
    significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

    •
    management judgments and accounting estimates;

    •
    any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

    •
    the responsibility of the independent public accountant for other information in documents containing audited financial statements;

    •
    disagreements with management;

    •
    consultation by management with other accountants;

    •
    major issues discussed with management prior to retention of the independent public accountant;

    •
    difficulties encountered with management in performing the audit;

    •
    the independent public accountant's judgments about the quality of the entity's accounting principles; and

    •
    reviews of interim financial information conducted by the independent public accountant.

          (b)   Confer with the independent public accountant, the internal audit team and senior management in separate executive sessions to discuss any matters that the Committee, the independent public accountant, the internal audit team or senior management believe should be discussed privately with the Committee;

          (c)   Review with the Company's general counsel any significant legal, compliance or regulatory matters that could have a material impact on the Company's financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

          (d)   Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

          (e)   Investigate any matter brought to the attention of the Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Committee, such investigation or retention is necessary or appropriate;

          (f)    Discuss the types of financial information and earnings guidance, and the types of presentations made, to analysts and rating agencies;

          (g)   Review hiring policies for employees and former employees of the independent public accountant. These policies shall provide that no former employee of the independent public accountant may become the chief executive officer, chief financial officer, director of internal audit, chief accounting officer or controller (or serve in a similar capacity) if such person participated in any capacity in the Company's audit within the one-year period preceding the date of the initiation of the audit;

          (h)   Review the appointment and replacement of the director of internal audit who shall report to the Committee;

          (i)    Approve the compensation for the director of internal audit;

          (j)    Discuss with the independent public accountant and the director of internal audit responsibilities, budget and staffing and any recommendations regarding the internal audit;

          (k)   Review the internal audit review committee minutes prepared by the internal auditing department and management's responses;

          (l)    Discuss earnings press releases;

          (m)  Discuss the Company's major financial risk exposures, the steps the Company has taken to monitor and control such exposures, and the Company's financial risk assessment and risk management policies;

          (n)   Discuss the Company's tax strategies and tax exposures; and

          (o)   Review and approve the Company's policies and decisions regarding the proposed use of the "end-user" exception from the mandatory clearing and exchange trading requirements for certain swaps under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee will review these policies at least annually and, as appropriate, more often based upon the extent of the Company's swaps activities, if any, or a change in the types of swaps, if any, used by the Company; provided, however, that said review and approval may occur at least annually on a general basis and does not need to occur on a swap-by-swap basis.

        4.     With respect to reporting and recommendations,

          (a)   Review management's report of the Committee and any other disclosures required by the rules of the SEC to be included in the Company's annual proxy statement and recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K;

          (b)   Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval;

          (c)   Review with the Board an annual performance evaluation of the Committee, prepared with Committee oversight, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall be conducted in such a manner as the Committee deems appropriate. Any member of the Committee may present the evaluation to the Board either orally or in writing;

          (d)   Report to the Board of Directors on a regular basis and from time to time or whenever it shall be called upon to do so, and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;

          (e)   Consider any reports submitted by the independent public accountant required by any applicable law or regulation;

          (f)    Meet with management, the independent public accountant and the chief financial officer, the chief accounting officer and director of internal audit to discuss: the scope of the annual audit, the audited financial statements and quarterly financial statements including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent public accountant, relating to the Company's financial statements; any audit problems or difficulties, including any restrictions on the scope of the independent public accountant's activities or access to requested information, and any significant disagreements with management; any "management letter" or "internal control" letter issued, or proposed to be issued; any major issues regarding accounting principles and financial statement presentations, including any significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent public accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

          (g)   Inquire of the Company's chief executive officer, chief financial officer and chief accounting officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

          (h)   Obtain from the independent public accountant assurance that the audit was conducted in accordance with Section 10A of the Securities Exchange Act of 1934, as amended.

        5.     Review and approve a Code of Business Conduct and Ethics with respect to the business conduct, ethics, and related party transactions (the "Code of Conduct"),

          (a)   Periodically review the Code of Conduct applicable to the Company's Directors, officers and employees;

          (b)   Review all requests for waivers of the Code of Conduct involving Directors, members of the executive staff, and senior financial advisors;

          (c)   Review with Company personnel the Company's programs designed to ensure compliance with the Company's Code of Conduct; and

          (d)   Review potential conflict of interest situations and related party transactions in accordance with the Company's Related-Person Transactions Policy and approve all transactions required to be disclosed under Item 404 of SEC Regulation S-K.

        6.     With respect to the Company's executive officer in charge of risk management,

          (a)   Discuss the Company's major risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies, including whether:

    •
    the risk appetite implicit in the Company's business model, strategy and execution is appropriate;

    •
    the expected risks are commensurate with the expected rewards;

    •
    management has effectively implemented a system to manage, monitor, and mitigate risk, and that system is appropriate given the Company's business strategy;

    •
    the Company's risk management system informs the Board of the major risks facing the Company;

    •
    an appropriate culture of risk-awareness exists throughout the Company; and

    •
    there is recognition that management of risk is essential to the successful execution of the Company's strategy.

          (b)   Promptly report to the Board regarding changes in the Company's risk profile and report other risk management issues to the Board as the Committee deems necessary.

        7.     Perform such other functions as assigned by the Board and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

 Resources and Authority

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. Except as expressly provided in this Charter or the by-laws of the Company, or as otherwise provided by law or the requirements of NASDAQ, the Committee shall fix its own rules of procedure. The Committee may form and delegate authority to a subcommittee or any member of the Committee when appropriate. Without limiting the generality of the foregoing, the Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent public accountant, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

APPENDIX B
SP PLUS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION—RECONCILIATION OF
ADJUSTED COMPANY PRE-TAX INCOME FOR YEAR ENDED DECEMBER 31, 2013

Actual ($)
Income before income taxes, as reported	23,586,000
Add: Bonus accrual and merger and integration expenses	13,471,892

Adjusted Company pre-tax net income	37,057,892

B-1

SP PLUS CORPORATION X Please mark your votes like this PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature Signature Date , 2014. NOTE: Please sign exactly as name appears hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners should sign. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 21, 2014. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING: 1. Election of eight directors to serve until the 2015 annual meeting of SP Plus stockholders, and until the respective successor of each is duly elected and qualified. 01 Charles L. Biggs 02 Karen M. Garrison 03 Paul Halpern 04 Robert S. Roath 05 Jonathan P. Ward 06 Myron C. Warshauer 07 James A. Wilhelm 08 Gordon H. Woodward FOR ALL WITHHOLD AUTHORITY *EXCEPTIONS * (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND STRIKE A LINE THROUGH THE NOMINEE’S NAME.) To change your address, please mark this box. I plan to attend the Annual Meeting. 3.To appoint Ernst & Young LLP as independent auditors for fiscal 2014. 2.To consider an advisory vote on compensation of our named executive officers. Votes must be indicated (x) in Black or Blue ink NOMINEES:

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED SP PLUS CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON APRIL 22, 2014 The undersigned hereby constitutes and appoints Robert N. Sacks, Executive Vice President, General Counsel and Secretary, and Jerome L. Pate, Vice President and Deputy General Counsel, or any of them acting in the absence of the other, his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote for the undersigned as designated on the reverse side, at the Annual Meeting of Stockholders to be held at the Radisson Blu Aqua Hotel, 221 N. Columbus Drive, Chicago, IL, on April 22, 2014, at 2:30 p.m., local time, and at any adjournments thereof, on all matters coming before said meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and proxy statement, both dated April 3, 2014, and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES THAT YOU OWN. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 22, 2014. The proxy statement and our 2013 Annual Report to Stockholders are available at http://www.cstproxy.com/spplus/2014. This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” items 1, 2 and 3. This proxy will be voted, in the discretion of proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign, date and return this proxy in the enclosed postage prepaid envelope. (Continued, and to be marked, dated and signed, on the reverse side) PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 22, 2014. The Proxy Statement and our 2013 Annual Report to Stockholders are available at http://www.cstproxy.com/spplus/2014.